================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                            ---------------------

                                   FORM 8-K/A


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  AUGUST 7, 1997.


                            SLM HOLDING CORPORATION
             (Exact name of registrant as specified in its charter)


            DELAWARE                        001-13251                           52-2013874
 (State or Other Jurisdiction of     (Commission File Number)      (I.R.S. Employer Identification No.)
         Incorporation)



                             11600 SALLIE MAE DRIVE
                               RESTON, VA  20193
                    (Address of Principal Executive Offices)

                                 (703) 810-3000
              (Registrant's telephone number, including area code)



================================================================================

                                    GENERAL


         On August 14, 1997, the Registrant filed a Current Report on Form 8-K reporting, pursuant to Item 2 of Form 8-K, that the Student Loan Marketing Association, a federally chartered government-sponsored enterprise, was reorganized into a wholly owned subsidiary of the Registrant. This Amendment to that Current Report contains, pursuant to Item 7 of Form 8-K, the financial statements of Student Loan Marketing Association for the periods specified in 17 C.F.R. Section 210-3.05. This Amendment incorporates by reference the financial statements of Student Loan Marketing Association for the fiscal year ended December 31, 1996 (including the manually signed accountants' report), as set forth in the Registrant's registration statement on Form S-4 (File No. 333-21217), as filed with the Commission on July 25, 1997, as amended.




               [Remainder of this page intentionally left blank]

         Paragraphs (a), (b) and (c) of Item 7 of the Current Report on Form 8-K previously filed on August 14, 1997 are hereby amended to read in their entirety as follows:

ITEM 7:  FINANCIAL STATEMENTS AND EXHIBITS.

         (a) Financial Statements of business acquired / (b) Pro forma financial information.

OVERVIEW



        ON AUGUST 7, 1997 PURSUANT TO THE STUDENT LOAN MARKETING ASSOCIATION REORGANIZATION ACT OF 1996 (THE "PRIVITIZATION ACT") AND AN AGREEMENT AND PLAN OF REORGANIZATION, DATED AS OF APRIL 7, 1997, THE STUDENT LOAN MARKETING ASSOCIATION (THE "GSE") WAS REORGANIZED INTO A WHOLLY OWNED SUBSIDIARY OF THE SLM HOLDING CORPORATION ("SLM HOLDING" OR THE "COMPANY"). SEE "PRIVATIZATION". UNDER THE TERMS OF THIS REORGANIZATION (THE "REORGANIZATION") THE GSE WILL TRANSFER CERTAIN ASSETS, INCLUDING STOCK IN CERTAIN SUBSIDIARIES, TO SLM HOLDING OR ONE OF ITS NON-GSE SUBSIDIARIES. THIS TRANSFER OF THE SUBSIDIARIES AND ASSETS AND THE RELATED EXCHANGE OF STOCK IS BEING ACCOUNTED FOR AT HISTORICAL COST SIMILAR TO A POOLING OF INTERESTS AND THEREFORE ALL PRIOR PERIOD FINANCIAL STATEMENTS AND RELATED DISCLOSURES PRESENTED HAVE BEEN RESTATED AS IF THE REORGANIZATION TOOK PLACE AT THE BEGINNING OF SUCH PERIODS.

        Set forth below is Management's Discussion and Analysis of Financial Conditions and Results of Operations of SLM Holding for the three months and six months ended June 30, 1997 and 1996. These discussions include complementary information and are intended to be read together. All dollar amounts are in millions, except per share amounts.

THREE AND SIX MONTHS ENDED JUNE 30, 1997 AND 1996
SELECTED FINANCIAL DATA
CONDENSED STATEMENTS OF INCOME

                                                              THREE MONTHS ENDED                     INCREASE
                                                                  JUNE 30,                          (DECREASE)
                                                         --------------------------         -------------------------
                                                            1997             1996                $               %
                                                         ---------        ---------         ----------      ---------
Net interest income...................................   $     207        $     219         $     (12)             (6)%
Other operating income................................          78               28                50             180
Operating expenses....................................         115              100                15              15
Federal income taxes..................................          51               44                 7              15
Minority interest in net earnings of subsidiary                  3                3               ---             ---
                                                         ---------        ---------         ---------       ---------
NET INCOME ...........................................   $     116        $     100         $      16              16%
                                                         =========        =========         =========       =========
EARNINGS PER COMMON SHARE.............................   $    2.20        $    1.79         $     .41              23%
                                                         =========        =========         =========       =========
Dividends per common share............................   $     .44        $     .40         $     .04              10%
                                                         =========        =========         =========       =========
CORE EARNINGS.........................................   $     111        $      91         $      20              22%
                                                         =========        =========         =========       =========

                                                              SIX MONTHS ENDED                       INCREASE
                                                                  JUNE 30,                          (DECREASE)
                                                         --------------------------         -------------------------
                                                            1997             1996                $               %
                                                         ---------        ---------         ----------      ---------
Net interest income...................................   $     406        $     452         $     (46)            (10)%
Other operating income................................         154               50               104             210
Operating expenses....................................         217              199                18               9
Federal income taxes..................................         105               92                13              14
Minority interest in net earnings of subsidiary                  5                5               ---             ---
                                                         ---------        ---------         ---------       ---------
Income before premiums on debt extinguished...........         233              206                27              13
Premiums on debt extinguished, net of tax.............          --               (5)                5            (100)
                                                         ---------        ---------         ---------       ---------
NET INCOME ...........................................   $     233        $     201         $      32              16%
                                                         =========        =========         =========       =========
EARNINGS PER COMMON SHARE.............................   $    4.36        $    3.53         $     .83              24%
                                                         =========        =========         =========       =========
Dividends per common share............................   $     .88        $     .80         $     .08              10%
                                                         =========        =========         =========       =========
CORE EARNINGS.........................................   $     224        $     182         $      42              23%
                                                         =========        =========         =========       =========


CONDENSED BALANCE SHEETS

                                                                                                           INCREASE (DECREASE)
                                                                JUNE 30,        DECEMBER 31,        -------------------------------
                                                                  1997              1996                  $                  %
                                                             -------------      -------------       -------------      ------------
ASSETS
Student loans.........................................       $      31,488      $      33,754       $     (2,266)              (7)%
Warehousing advances..................................               2,495              2,790               (295)             (11)
Academic facilities financings........................               1,353              1,473               (120)              (8)
Cash and investments..................................              10,593              7,706              2,887               37
Other assets..........................................               1,970              1,907                 63                3
                                                             -------------      -------------       ------------       ----------
Total assets..........................................       $      47,899      $      47,630       $        269                1%
                                                             =============      =============       ============       ==========
LIABILITIES AND STOCKHOLDERS' EQUITY
Short-term borrowings.................................       $      25,850      $      22,518       $      3,332               15%
Long-term notes.......................................              19,489             22,606             (3,117)             (14)
Other liabilities.....................................               1,503              1,458                 45                3
                                                             -------------      -------------       ------------       ----------
Total liabilities.....................................              46,842             46,582                260                1
                                                             -------------      -------------       ------------       ----------
Minority interest in subsidiary                                        214                214                ---              ---
Stockholders' equity before treasury stock............               1,581              1,371                210               15
Common stock held in treasury at cost.................                 738                537                201               37
                                                             -------------      -------------       ------------       ----------
Total stockholders' equity............................                 843                834                  9                1
                                                             -------------      -------------       ------------       ----------
Total liabilities and stockholders' equity............       $      47,899      $      47,630       $        269                1%
                                                             =============      =============       ============       ==========

         This document contains certain forward-looking statements and information relating to the Company that are based on the beliefs of the Company's management and assumptions made by and information available to the Company as of the date of this document. When used in this document, the words "anticipate," "believe," "estimate" and "expect" and similar expressions, as they relate to the Company's management, are intended to identify forward-looking statements. Such statements reflect the current views of the Company's management with respect to future events and are subject to certain risks, uncertainties and assumptions, described in this document. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those described herein as anticipated, believed, estimated or expected. The Company does not intend to update these forward-looking statements.

RESULTS OF OPERATIONS

        SLM Holding's net income was $116 million ($2.20 per common share) for the first three months of 1997 compared to $100 million ($1.79 per common share) for the first three months of 1996. For the six months ended June 30, 1997, net income was $233 million ($4.36 per common share), compared to $201 million ($3.53 per common share) for the six months ended June 30, 1996.

        The net income growth for the three months ended June 30, 1997 over the year ago period was primarily a result of higher income related to student loan securitization gains of $14 million, higher investment income of $22 million, a 12 percent growth in average managed student loan assets resulting mainly in increased servicing and securitization revenue of $13 million and lower operating expenses (net of nonrecurring expenses) relative to managed student loans. Earnings per common share was further enhanced by repurchases of 536,000 common shares (1 percent of the shares outstanding) during the three months ended June 30, 1997, lowering shares outstanding to 52.3 million at June 30, 1997.

        The net income increase of $32 million (16 percent) in the first six months of 1997 was primarily a result of, on an after-tax basis, an increase in student loan securitization gains of $29 million, the growth in managed student loan assets resulting mainly in increased servicing and securitization revenue of $22 million, and increased revenue from amortization of student loan floor contracts of $6 million. These positive factors were somewhat offset by the increased interest on loans subject to Omnibus Budget Reconciliation Act ("OBRA") fees of $7 million as discussed below, a decrease in student loan floor revenues of $10 million, increased operating expenses of $12 million and a decrease in interest earned on student loans as loans were securitized. Earnings per common share was further enhanced by repurchases of 1.8 million shares (3 percent of shares outstanding) during the first six months of 1997.

        OBRA imposed legislative fees and risk-sharing on the GSE and other participants in the Federal Family Education Loan Program ("FFELP") including an offset fee applicable only to the GSE, consolidation loan rebate fees, and risk-sharing on defaulted loans applicable to all FFELP participants. The impact of these fees and reserves for risk-sharing on the Company's on-balance sheet portfolio of student loans reduced net income by $18 million and $15 million for the three months ended June 30, 1997 and 1996, respectively, and by $37 million and $30 million for the first six months of 1997 and 1996, respectively. In addition to these fees, OBRA also imposed other yield reductions on all FFELP participants, principally loan origination fees paid to the federal government and reduced Special Allowance Payment ("SAP," which is described below) during the period when a borrower is not in an active repayment status. The Company effectively shares the impact of these costs through the pricing of loan portfolios it purchases in the secondary market. Management believes the spreads earned on the Company's portfolio of student loans will continue to be adversely affected as a result of these changes to the FFELP program for the next several years as older loans in its portfolio, which were not affected by OBRA, amortize and are replaced by more recently originated loans which are affected by OBRA.

Core Earnings and Core Student Loan Spread

        Important measures of the Company's operating performance are core earnings and the core student loan spread. Core earnings is defined as the Company's net income less the after-tax effect of floor revenues and other one-time charges. Management believes that these measures, which are not measures under generally accepted accounting principles ("GAAP"), are important because they depict the Company's earnings before the effects of one-time events such as floor revenues which are largely outside of the Company's control. Management believes that core earnings as defined, while not necessarily comparable to other companies' use of similar terminology, provide for meaningful period to period comparisons as a basis for analyzing trends in the Company's core student loan operations.

        The following table analyzes the earning spreads on student loans for the three and six months ended June 30, 1997 and 1996. The line captioned "Adjusted Student Loan Yields" reflects contractual yields adjusted for premiums paid to purchase loan portfolios and the estimated costs of borrower benefits. The Company, as the servicer of student loans that the GSE securitizes, will continue to earn fee revenues over the life of the securitized student loan portfolios. The off-balance sheet information presented in the table that follows analyzes the on-going fee revenues associated with the securitized portfolios of student loans.

STUDENT LOAN SPREAD ANALYSIS

                                                                    THREE MONTHS ENDED                     SIX MONTHS ENDED
                                                                         JUNE 30,                              JUNE 30,
                                                             ------------------------------        -----------------------------
                                                                1997               1996               1997               1996
                                                             -----------       ------------        -----------       -----------
ON-BALANCE SHEET
Adjusted student loan yields...........................            7.90%              7.98%              7.85%             7.96%
Amortization of floor contracts........................             .10                .07                .11               .05
Floor income...........................................             .10                .17                .09               .17
Direct OBRA Costs......................................            (.35)              (.29)              (.34)             (.28)
                                                             ----------        -----------         ----------        ----------
Student loan income....................................            7.75               7.93               7.71              7.90
Cost of funds..........................................           (5.51)             (5.51)             (5.51)            (5.47)
                                                             ----------        -----------         ----------        ----------
Student loan spread....................................            2.24%              2.42%              2.20%             2.43%
                                                             ==========        ===========         ==========        ==========
Core student loan spread...............................            2.14%              2.25%              2.11%             2.26%
                                                             ==========        ===========         ==========        ==========
OFF-BALANCE SHEET
Servicing and securitization revenue...................            1.54%              1.32%              1.59%             1.33%
                                                             ==========        ===========         ==========        ==========
AVERAGE BALANCES (IN MILLIONS OF DOLLARS)
Student loans, including participations................      $   32,799        $    33,025         $   33,298        $   33,688
Securitized loans......................................           8,129              3,385              7,259             2,374
                                                             ----------        -----------         ----------        ----------
Managed student loans..................................      $   40,928        $    36,410         $   40,557        $   36,062
                                                             ==========        ===========         ==========        ==========

        The decrease in the core student loan spread in the three and six months ended June 30, 1997 versus the corresponding periods in the prior year was due principally to higher OBRA fees and the effect of student loan participations, which contractually yield a lower rate than the underlying student loans (discussed below), offset by the revenues from the amortization of upfront payments received from student loan floor contracts.

Student Loan Floor Revenues

        As of June 30, 1997, approximately $32 billion of the Company's managed student loans were eligible to earn floors ($15 billion with fixed borrower interest rates and $17 billion with variable borrower interest rates that reset annually). During 1996, the Company "monetized" the value of the floors related to $13 billion of such loans by entering into contracts with third parties under which it agreed to pay the future floor revenues received, in exchange for upfront payments. These upfront payments are being amortized over the life of these contracts, which is approximately 2 years. The amortization of these payments, which is not dependent on future interest rate levels, is included in core earnings.

        In the three months ended June 30, 1997 and 1996, the amortization of these upfront payments contributed $8 million and $6 million, respectively, pre-tax to core earnings. In addition, the Company earned floor revenues of $8 million (net of $5 million in payments under the floor revenue contracts) and $14 million (net of $3 million in payments under the floor revenue contracts) in the three months ended June 30, 1997 and 1996, respectively, as the average bond equivalent 91-day Treasury bill rate was 5.22 percent and 5.17 percent in the three months ended June 30, 1997 and 1996, respectively.

        In the first six months of 1997 and 1996, the amortization of these upfront payments contributed $18 million and $8 million, respectively, pre-tax to core earnings. Of the remaining $19 billion of loans eligible to earn floors at June 30, 1997, $4 billion were earning floor revenues based upon current interest rates. These loans earned floor revenues of $14 million (net of $10 million in payments under the floor revenue contracts) and $29 million (net of $4 million in payments under the floor revenue contracts) in the six months ended June 30, 1997 and 1996, respectively, as the average bond equivalent 91-day Treasury bill rate was 5.21 percent in the first six months of 1997 versus 5.13 percent in the first six months of 1996.

Securitization

        During the three months ended June 30, 1997 and 1996, the GSE completed securitization transactions in which a total of $2.5 billion and $1.5 billion, respectively, of student loans were sold to a special purpose finance subsidiary and by the subsidiary to trusts that issued asset-backed securities to fund the student loans to term. In each of the first six months of 1997 and 1996, the GSE completed two securitization transactions in which a total of $4.5 billion and $3.0 billion, respectively, of student loans were sold by the GSE to a special purpose finance subsidiary and by that subsidiary to trusts that issued asset-backed securities to fund the student loans to term.

        When loans are securitized a gain on sale is recorded that is equal to the present value of the expected net cash flows from the trust. The Company recorded pre-tax securitization gains in the three months ended June 30, 1997 and 1996 of $31 million and $9 million, respectively, versus gains recorded in the six months ended June 30, 1997 and 1996 of $65 million and $19 million, respectively. The increase in the gains in the first three and six months of 1997 was mainly due to the increase in the size, the higher average borrower indebtedness and the longer average life of the portfolio of loans securitized. Gains on future securitizations will continue to vary depending on the characteristics of the loan portfolios securitized.

        On July 23, 1997, the United States Department of Education (the "DOE") decided that the 30 basis point annual offset fee that the GSE is required to pay on student loans that it owns does not apply to student loans that the GSE has securitized. The U.S. Court of Appeals for the District of Columbia Circuit had struck down the Secretary of Education's previous interpretation, which applied the offset fee to loans securitized by the GSE, but upheld the constitutionality of the offset fee as it applies to student loans held on the GSE's balance sheet. Based upon the DOE's final decision and the favorable Court ruling in this matter, the contingent gain of approximately $97 million pre-tax that had not been recognized in income through June 30, 1997 was released and recognized in income in the third quarter. All future securitization gains will be calculated without consideration of the offset fee.

NET INTEREST INCOME

        To compare nontaxable asset yields to taxable yields on a similar basis, the amounts in the following table are adjusted for the impact of certain tax-exempt and tax-advantaged investments based on the marginal corporate tax rate of 35 percent.



                                                                      THREE MONTHS ENDED                      INCREASE
                                                                           JUNE 30,                          (DECREASE)
                                                                ------------------------------     -----------------------------
                                                                    1997               1996            $                   %
                                                                -----------        -----------     ---------          ----------
Interest income
  Student loans..........................................       $       634        $       651     $    (17)                (3)%
  Warehousing advances...................................                37                 49          (12)               (24)
  Academic facilities financings.........................                24                 25           (1)                (6)
  Investments............................................               168                135           33                 25
  Taxable equivalent adjustment..........................                10                  9            1                 12
                                                                -----------        -----------     --------           --------
Total taxable equivalent interest income.................               873                869            4               ----
Interest expense.........................................               656                641           15                  2
                                                                -----------        -----------     --------           --------
Taxable equivalent net interest income...................       $       217        $       228     $    (11)                (5)%
                                                                ===========        ===========     ========           ========


                                                                        SIX MONTHS ENDED                        INCREASE
                                                                            JUNE 30,                           (DECREASE)
                                                                ------------------------------       -----------------------------
                                                                    1997              1996               $                   %
                                                                -----------        -----------       ---------          ----------
Interest income
  Student loans..........................................       $     1,274        $     1,323       $    (49)                (4)%
  Warehousing advances...................................                78                107            (29)               (27)
  Academic facilities financings.........................                48                 49             (1)                (2)
  Investments............................................               312                270             42                 16
  Taxable equivalent adjustment..........................                18                 16              2                  9
                                                                -----------        -----------       --------           --------
Total taxable equivalent interest income.................             1,730              1,765            (35)                (2)
Interest expense.........................................             1,305              1,296              9                  1
                                                                -----------        -----------       --------           --------
Taxable equivalent net interest income...................       $       425        $       469       $    (44)                (9)%
                                                                ===========        ===========       =========          =========

        Taxable equivalent net interest income for the three months ended June 30, 1997 declined by $11 million, from the three months ended June 30, 1996. This decline was due to the increase in loans subject to OBRA fees, which reduced taxable equivalent net income and net interest margin by $28 million and
 .24 percent, respectively, for the three months ended June 30, 1997 as compared to reductions of $23 million and .20 percent for the three months ended June 30, 1996. Other factors contributing to the declines were lower student loan floor revenues, decreased spreads on student loans and a decrease in average student loan assets as loans were securitized. The decreases were partially offset by the increase in revenue of $2 million from the amortization of upfront payments received from student loan floor contracts for the three months ended June 30, 1997 over the same year-ago period and increased earnings from student loan participations. The decrease in interest income from warehousing advances is due to the decrease in the average balance of those assets and the increase in interest income from investments is due principally to the increase in the average balance of those assets. See "-- Rate/Volume Analysis."

        Taxable equivalent net interest income for the six months ended June 30, 1997 declined by $44 million from the six months ended June 30, 1996. This decline was due to the increase in loans subject to OBRA fees, which reduced taxable equivalent net income and net interest margin by $57 million and .24 percent, respectively, for the six months ended June 30, 1997 as compared to reductions of $47 million and .20 percent for the six months ended June 30, 1996. Other factors contributing to the declines were lower student loan floor revenues, decreased spreads on student loans and a decrease in average student loan assets as loans were securitized. The decreases were partially offset by increased revenue of $10 million from the amortization of upfront payments received from student loan floor contracts for the six months ended June 30, 1997 over the same year-ago period and increased earnings from student loan participations. The decrease in interest income from warehousing advances is due to the decrease in the average balance of those assets and the increase in interest income from investments is due principally to the increase in the average balance of those assets. See "-- Rate/Volume Analysis."

Allowance for Student Loans

        The provision for student loan losses is the periodic expense of maintaining an adequate allowance at the amount estimated to be sufficient to absorb possible future losses, net of recoveries inherent in the existing on-balance sheet loan portfolio. In evaluating the adequacy of the allowance for loan losses the Company takes into consideration several factors including trends in claims rejected for payment by guarantors, default rate trends on privately insured loans, and the amount of FFELP loans subject to 2 percent risk-sharing. To recognize these potential losses on student loans, the Company maintained a reserve of $82 million and $64 million at June 30, 1997 and 1996, respectively. In the three months ended June 30, 1997, the Company increased this reserve by $4.2 million to cover loans subject to risk-sharing, offset by a decrease of $4 million due to improved experience in recovering unpaid guarantees on defaulted student loans. In the first six months of 1997, the Company increased this reserve by $6 million, due mainly to an $8 million increase in loans subject to risk-sharing offset partially by the $4 million decrease mentioned above. In the three and six months ended June 30, 1996, the Company increased this reserve by $5 million and $9 million, respectively, due mainly to the increase in loans subject to risk-sharing. Once a student loan is charged off as a result of an unpaid claim, it is the Company's policy to continue to pursue the recovery of principal and interest.

        Management believes that the allowance for loan losses is adequate to cover anticipated losses in the on-balance sheet student loan portfolio. This evaluation is inherently subjective, however, as it requires material estimates that may be susceptible to significant changes.

AVERAGE BALANCE SHEETS

        The following table reflects the rates earned on earning assets and paid on liabilities for the three and six months ended June 30, 1997 and 1996. Managed net interest margin includes net interest income plus gains on securitization sales and servicing and securitization income divided by average managed assets.



                                                                               THREE MONTHS ENDED JUNE 30,
                                                                 ---------------------------------------------------------
                                                                             1997                           1996
                                                                 -------------------------       -------------------------
                                                                   BALANCE           RATE          BALANCE           RATE
                                                                 ----------          -----       ----------          -----
AVERAGE ASSETS
     Student loans..........................................     $   32,799          7.75%       $   33,025          7.93%
     Warehousing advances...................................          2,485          6.01             3,297          5.98
     Academic facilities financings.........................          1,415          8.44             1,494          8.48
     Investments............................................         11,138          6.21             9,512          5.81
                                                                 ----------          ----        ----------          ----
Total interest earning assets...............................         47,837          7.32%           47,328          7.39%
                                                                                     ====                            ====
Non-interest earning assets.................................          1,819                           1,860
                                                                 ----------                      ----------
Total assets................................................     $   49,656                      $   49,188
                                                                 ==========                      ==========
AVERAGE LIABILITIES AND STOCKHOLDERS' EQUITY
  Six month floating rate notes.............................     $    2,919          5.46%       $    2,600          5.45%
  Other short-term borrowings...............................         24,876          5.52            17,234          5.41
  Long-term notes...........................................         19,571          5.61            27,069          5.56
                                                                 ----------          ----        ----------          ----
Total interest bearing liabilities..........................         47,366          5.55%           46,903          5.50%
                                                                                     ====                            ====
Non-interest bearing liabilities............................          1,469                           1,492
Stockholders' equity........................................            821                             793
                                                                 ----------                      ----------
Total liabilities and stockholders' equity..................     $   49,656                      $   49,188
                                                                 ==========                      ==========
Net interest margin.........................................                         1.82%                           1.94%
                                                                                     ====                            ====
Managed net interest margin.................................                         2.00%                           1.97%
                                                                                     ====                            ====


                                                                                 SIX MONTHS ENDED JUNE 30,
                                                                 ---------------------------------------------------------
                                                                          1997                               1996
                                                                 ----------------------             ----------------------
                                                                 BALANCE          RATE              BALANCE          RATE
                                                                 -------          -----             -------          -----
AVERAGE ASSETS
     Student loans..........................................     $33,298          7.71%             $33,688          7.90%
     Warehousing advances...................................       2,639          5.98                3,523          6.11
     Academic facilities financings.........................       1,443          8.44                1,430          8.50
     Investments............................................      10,606          6.04                9,343          5.91
                                                                 -------          ----              -------          ----
Total interest earning assets...............................      47,986          7.27%              47,984          7.40%
                                                                                  ====                               ====
Non-interest earning assets.................................       1,930                              1,808
                                                                 -------                            -------
Total assets................................................     $49,916                            $49,792
                                                                 =======                            =======
AVERAGE LIABILITIES AND STOCKHOLDERS' EQUITY
  Six month floating rate notes.............................      $2,952          5.46%              $2,605          5.42%
  Other short-term borrowings...............................      24,243          5.48               16,759          5.41
  Long-term notes...........................................      20,444          5.59               28,136          5.55
                                                                 -------          ----              -------          ----
Total interest bearing liabilities..........................      47,639          5.53%              47,500          5.49%
                                                                                  ====                               ====
Non-interest bearing liabilities............................       1,458                              1,474
Stockholders' equity........................................         819                                818
                                                                 -------                            -------
Total liabilities and stockholders' equity..................     $49,916                            $49,792
                                                                 =======                            =======
Net interest margin.........................................                      1.78%                              1.96%
                                                                                  ====                               ====
Managed net interest margin.................................                      1.99%                              2.01%
                                                                                  ====                               ====

        The decrease in net interest margin for the three and six months ended June 30, 1997 from the three and six months ended June 30, 1996 is mainly due to increased OBRA fees and lower floor revenues offset by the increased revenues from the amortization of upfront payments received from student loan floor contracts. See "--Rate/Volume Analysis." The decrease in net interest margin for the six months ended June 30, 1997 is also due to lower student loans as loans were securitized. The decrease in the managed net interest margin for the three and six months ended June 30, 1997 from the three and six months ended June 30, 1996 is due to the factors mentioned above for the net interest margin offset by an increase in the gains from securitization of $21 million and $45 million, respectively, and the increase in servicing and securitization income of $20 million and $42 million, respectively.

FUNDING COSTS

        The Company's borrowings are generally variable rate indexed principally to the 91-day Treasury bill rate. The following table summarizes the average balance of debt (by index after giving effect to the impact of interest rate swaps) for the three and six months ended June 30, 1997 and 1996.


                                                                       THREE MONTHS ENDED JUNE 30,
                                                    -----------------------------------------------------------------
                                                                1997                                1996
                                                    ----------------------------         ----------------------------
                                                       AVERAGE         AVERAGE             AVERAGE          AVERAGE
                      INDEX                            BALANCE          RATE               BALANCE           RATE
----------------------------------------------      ------------     -----------         ------------     -----------
Treasury bill, principally 91-day.............      $     33,435           5.50%         $     35,179           5.51%
LIBOR.........................................             6,298           5.49                 7,683           5.25
Discount notes................................             6,200           5.52                 2,889           5.33
Fixed.........................................               670           7.02                   755           6.76
Zero coupon...................................               134          11.12                   120          11.15
Other.........................................               629           5.18                   277           4.54
                                                    ------------     ----------          ------------     ----------
Total.........................................      $     47,366           5.55%         $     46,903           5.50%
                                                    ============     ==========          ============     ==========


                                                                    SIX MONTHS ENDED JUNE 30,
                                                    -----------------------------------------------------------
                                                              1997                                1996
                                                    ------------------------            -----------------------
                                                    AVERAGE        AVERAGE              AVERAGE         AVERAGE
                      INDEX                         BALANCE         RATE                BALANCE          RATE
----------------------------------------------      -------       ----------            -------         -------
Treasury bill, principally 91-day.............      $33,868           5.50%             $35,878           5.46%
LIBOR.........................................        6,363           5.42                8,412           5.38
Discount notes................................        6,006           5.43                2,075           5.32
Fixed.........................................          673           7.04                  760           6.73
Zero coupon...................................          132          11.12                  122          11.12
Other.........................................          597           5.10                  253           5.29
                                                    -------       --------              -------         ------
Total.........................................      $47,639           5.53%             $47,500           5.49%
                                                    =======       ========              =======         ======

        In the above table, for the three months ended June 30, 1997 and 1996, spreads for Treasury bill-indexed borrowings averaged .22 and .25 percent, respectively, over the weighted average Treasury bill rates for the same periods and spreads for London Interbank Offered Rate ("LIBOR")-indexed borrowings averaged .26 percent and .28 percent, respectively, under the weighted average LIBOR rates.

        In the above table, for the six months ended June 30, 1997 and 1996, spreads for Treasury bill-indexed borrowings averaged .23 percent and .25 percent, respectively, over the weighted average Treasury bill rates for the same periods and spreads for LIBOR-indexed borrowings averaged .26 percent and
 .28 percent, respectively, under the weighted average LIBOR rates.

RATE/VOLUME ANALYSIS

        The Rate/Volume Analysis below shows the relative contribution of changes in interest rates and asset volumes.


                                                                                            INCREASE
                                                                                           (DECREASE)
                                                                     TAXABLE              ATTRIBUTABLE
                                                                   EQUIVALENT             TO CHANGE IN
                                                                    INCREASE         --------------------
                                                                   (DECREASE)          RATE        VOLUME
                                                                   ----------        --------      ------
THREE MONTHS ENDED JUNE 30, 1997 VS. THREE MONTHS
ENDED JUNE 30, 1996
Taxable equivalent interest income..........................        $      4         $    (6)      $   10
Interest expense............................................              15               8            7
                                                                    --------         -------       ------
Taxable equivalent net interest income......................        $    (11)        $   (14)      $    3
                                                                    ========         =======       ======

                                                                                            INCREASE
                                                                                           (DECREASE)
                                                                     TAXABLE              ATTRIBUTABLE
                                                                   EQUIVALENT             TO CHANGE IN
                                                                    INCREASE         ---------------------
                                                                   (DECREASE)          RATE         VOLUME
                                                                   ----------        --------      -------
FIRST SIX MONTHS OF 1997 VS. FIRST SIX MONTHS OF 1996
Taxable equivalent interest income..........................        $    (35)        $   (28)      $   (7)
Interest expense............................................               9              13           (4)
                                                                    --------         -------       ------
Taxable equivalent net interest income......................        $    (44)        $   (41)      $   (3)
                                                                    ========         =======       =======



        The $14 million decrease in taxable equivalent net interest income attributable to the change in rates for the three months ended June 30, 1997, was principally due to increased OBRA costs of $5 million and the decrease of $6 million in floor revenues (net of payments under the floor contracts).

        The $45 million decrease in taxable equivalent net interest income attributable to the change in rates in the first six months of 1997 was principally due to the decrease of $15 million in floor revenues (net of payments under the floor contracts) in the first six months of 1997 versus 1996, the impact of student loan participations on the student loan spread and increased OBRA costs of $10 million. Offsetting the decreases in taxable equivalent net interest income were $10 million of increased revenues from the amortization of the upfront payments received from student loan floor contracts.

OPERATING EXPENSES

        Operating expenses include general and administrative costs, costs incurred to service the Company's managed student loan portfolio and operational costs incurred in the process of acquiring student loan portfolios. Total operating expenses as a percentage of average managed student loans were 113 basis points and 111 basis points for the three months ended June 30, 1997 and 1996, respectively, and 108 basis points and 111 basis points for the six months ended June 30, 1997 and 1996, respectively. Operating expenses are summarized in the following tables:


                                                                 THREE MONTHS ENDED JUNE 30,
                                                       ------------------------------------------------
                                                                            1997
                                                       ------------------------------------------------
                                                                           SERVICING
                                                                              AND
                                                       CORPORATE          ACQUISITION           TOTAL
                                                       ---------         ------------        ----------
Salaries and employee benefits.................        $     15          $        36         $       51
Occupancy and equipment........................               5                   15                 20
Professional fees..............................               8                    5                 13
Advertising and promotion......................               3                   --                  3
Office operations..............................               3                    6                  9
Other..........................................               2                    4                  6
                                                       --------          -----------         ----------
Total internal operating expenses..............              36                   66                102
Third party servicing costs....................              --                   13                 13
                                                       --------          -----------         ----------
Total operating expenses.......................        $     36          $        79         $      115
                                                       ========          ===========         ==========


                                                                THREE MONTHS ENDED JUNE 30,
                                                       ------------------------------------------------
                                                                            1996
                                                       ------------------------------------------------
                                                                           SERVICING
                                                                              AND
                                                       CORPORATE          ACQUISITION           TOTAL
                                                       ---------         ------------        ----------
Salaries and employee benefits.................        $     17          $        33         $       50
Occupancy and equipment........................               6                   15                 21
Professional fees..............................               4                    2                  6
Advertising and promotion......................               2                   --                  2
Office operations..............................               3                    7                 10
Other..........................................               2                   --                  2
                                                       --------          -----------         ----------
Total internal operating expenses..............              34                   57                 91
Third party servicing costs....................              --                    9                  9
                                                       --------          -----------         ----------
Total operating expenses.......................        $     34          $        66         $      100
                                                       ========          ===========         ==========


                                                                 THREE MONTHS ENDED
                                                                      JUNE 30,                  INCREASE/(DECREASE)
                                                            ---------------------------     --------------------------
                                                              1997               1996          $                  %
                                                            --------           --------     --------          --------
Servicing costs.....................................        $     64           $     50     $    14                26%
Acquisition costs...................................              15                 16          (1)               (5)
                                                            --------           --------     -------           --------
Total servicing and acquisition costs...............        $     79           $     66     $    13                19%
                                                            ========           ========     =======           =======

                                                                   SIX MONTHS ENDED JUNE 30,
                                                       ------------------------------------------------
                                                                            1997
                                                       ------------------------------------------------
                                                                           SERVICING
                                                                              AND
                                                       CORPORATE          ACQUISITION           TOTAL
                                                       ---------         ------------        ----------
Salaries and employee benefits.................        $     31          $        72         $      103
Occupancy and equipment........................               9                   30                 39
Professional fees..............................              12                    8                 20
Advertising and promotion......................               5                   --                  5
Office operations..............................               4                   13                 17
Other..........................................               6                    6                 12
                                                       --------          -----------         ----------
Total internal operating expenses..............              67                  129                196
Third party servicing costs....................              --                   21                 21
                                                       --------          -----------         ----------
Total operating expenses.......................        $     67          $       150         $      217
                                                       ========          ===========         ==========
Employees at end of the period.................             686                4,003              4,689
                                                       ========          ===========         ==========

                                                                   SIX MONTHS ENDED JUNE 30,
                                                       ------------------------------------------------
                                                                            1996
                                                       ------------------------------------------------
                                                                           SERVICING
                                                                              AND
                                                       CORPORATE          ACQUISITION           TOTAL
                                                       ---------         ------------        ----------
Salaries and employee benefits.................        $     34          $        68         $      102
Occupancy and equipment........................              13                   30                 43
Professional fees..............................               6                    4                 10
Advertising and promotion......................               3                   --                  3
Office operations..............................               4                   15                 19
Other..........................................               4                   --                  4
                                                       --------          -----------         ----------
Total internal operating expenses..............              64                  117                181
Third party servicing costs....................              --                   18                 18
                                                       --------          -----------         ----------
Total operating expenses.......................        $     64          $       135         $      199
                                                       ========          ===========         ==========
Employees at end of the period.................             739                3,918              4,657
                                                       ========          ===========         ==========

                                                                  SIX MONTHS ENDED
                                                                      JUNE 30,                  INCREASE/(DECREASE)
                                                            ---------------------------     ---------------------------
                                                              1997               1996          $                  %
                                                            --------           --------     --------          ---------
Servicing costs.....................................        $    121           $    102          19                19%
Acquisition costs...................................              29                 33          (4)               (13)
                                                            --------           --------     -------           --------
Total servicing and acquisition costs...............        $    150           $    135          15                11%
                                                            ========           ========     =======           =======

        The increase of $2 million in corporate operating expenses for the three months ended June 30, 1997 versus the three months ended June 30, 1996 is mainly due to an increase in professional fees due to the privatization and proxy efforts and increased advertising offset by lower salaries due to the closing of the Company's Education Finance Center, Inc. ("EFCI") subsidiary in the fourth quarter of 1996. The increase in servicing costs of $14 million is due to the increase in the number of loans serviced and to a one-time cost of $5 million in connection with the early transfer of loans from a third party servicer to Sallie Mae Servicing Corporation ("SMSC"). The increase of $3 million in corporate operating expenses in the first six months of 1997 versus the first six months of 1996 was mainly due to the increase in professional fees related to the privatization and proxy efforts and to SEC registration fees, offset in part by the decrease in occupancy costs and a decrease in salaries caused principally by the closing of EFCI in the fourth quarter of 1996.

        Servicing costs include all operations and systems costs incurred to service the Company's portfolio of managed student loans, including fees paid to third party servicers. The 1992 legislated expansion of student eligibility and increases in loan limits resulted in higher average student loan balances, which generally command a higher price in the secondary market and contribute to lower servicing costs as a percentage of the average balance of managed student loans. When expressed as a percentage of the managed student loan portfolio, servicing costs averaged 62 basis points and 56 basis points for the three months ended June 30, 1997 and 1996, respectively, and 60 basis points and 57 basis points for the six months ended June 30, 1997 and 1996, respectively. These increases were due principally to a one-time cost in connection with the early transfer of loans from a third party servicer to SMSC.

        Loan acquisition costs are principally costs incurred under the ExportSS(R) loan origination and administration service, the costs of converting newly acquired portfolios onto the Company's servicing platform or those of third party servicers and costs of loan consolidation activities. Student loans added to the ExportSS(R) pipeline, which represent loan volume serviced by and committed for sale to the Company, totaled $443 million during the three months ended June 30, 1997, up from $343 million in the three months ended June 30, 1996. For the six months ended June 30, 1997, $1.7 billion of student loans were added to the ExportSS(R) pipeline, down slightly from $1.8 billion added in the first six months of 1996. The outstanding portfolio of loans serviced for ExportSS(R) lenders totaled $3.5 billion at June 30, 1997, down 4 percent from $3.7 billion at June 30, 1996.

FEDERAL AND STATE TAXES

        The Company maintains a portfolio of tax-advantaged assets principally to support education-related financing activities. That portfolio was primarily responsible for the decrease in the effective federal income tax rate from the statutory rate of 35 percent to 30 percent for both the three months ended June 30, 1997 and 1996, and to 31 percent and 30 percent in the first six months of 1997 and 1996, respectively. The GSE is exempt from all state, local, and District of Columbia income, franchise, sales and use, personal property and other taxes, except for real property taxes. This tax exemption is effective only at the GSE level. As a result of the Reorganization, the Company's GSE and non-GSE activities are separated and non-GSE activities are subject to state and local taxation. State taxes are expected to be immaterial in 1997 as the majority of the Company's business activities will relate to the GSE. As increasing business activities occur outside of the GSE, the effects of state and local taxes are expected to increase accordingly. When fully phased in, management estimates that the Company's effective tax rate will be increased by approximately five percentage points. In addition, state and local sales and property taxes ultimately are expected to increase operating expenses by approximately two to three percent.

LIQUIDITY AND CAPITAL RESOURCES

        In the three months ended June 30, 1997, student loan purchases totaled $2.1 billion, down 13 percent from the $2.4 billion purchased in the three months ended June 30, 1996. Included in the $2.1 billion of purchases was approximately $177 million of student loan participations from the Chase Joint Venture.

        In the first six months of 1997, student loan purchases totaled $4.1 billion, down 11 percent from $4.6 billion in the first six months of 1996. Included in the $4.1 billion of 1997 student loan purchases was approximately $590 million of student loan participations from the Company's joint venture with The Chase Manhattan Bank (the "Chase Joint Venture"). Approximately two-thirds of non-joint venture purchase volume in both the three and six months ended June 30, 1997 was derived from the Company's base of commitment clients, particularly those who used the ExportSS(R) loan origination service. The GSE secures financing to fund the purchase of insured student loans along with its other operations by issuing debt securities in the domestic and overseas capital markets, through public offerings and private placements of U.S. dollar-denominated and foreign currency-denominated debt of varying maturities and interest rate characteristics and through securitizations of its student loan assets (see below, "Securitization"). The GSE's debt securities are currently rated at the highest credit rating level by Moody's Investors Service and Standard & Poor's. Historically, the rating agencies' ratings of the GSE have been largely a factor of its status as a government-sponsored enterprise.

        The Privatization Act effectively requires that the GSE maintain a minimum statutory capital adequacy ratio (the ratio of stockholders' equity to total assets plus 50 percent of the credit equivalent amount of certain off-balance sheet items) of at least 2 percent until January 1, 2000 and 2.25 percent thereafter or be subject to certain "safety and soundness" requirements designed to restore such statutory ratio. Management anticipates being able to fund the increase in required capital from the GSE's current and retained earnings. At June 30, 1997, the GSE's statutory capital adequacy ratio was 2.09 percent. In addition, the Privatization Act now requires management, before the payment of dividends by the GSE, to certify to the Secretary of the Treasury that, after giving effect to the payment of dividends, the statutory capital ratio test would have been met at the time the dividend was declared.

        The Company uses interest rate and foreign currency swaps (collateralized where appropriate), purchases of U.S. Treasury securities and other hedging techniques to reduce the exposure to interest rate and currency fluctuations that arise from its financing activities and to match the characteristics of its variable interest rate-earning assets (See "Interest Rate Risk Management"). During the first six months of 1997, the Company issued $2.3 billion of long-term notes to refund maturing and repurchased obligations. At June 30, 1997, the Company had $19.5 billion of outstanding long-term debt issues of which $13.8 billion had stated maturities that could be accelerated through call provisions. The GSE has, in the past, also issued adjustable rate cumulative preferred stock, common stock, common stock warrants and puts, and subordinated debentures convertible to common stock, to diversify its funding sources.

        During the first six months of 1997, the Company repurchased 1.8 million shares of its common stock, leaving 52.3 million shares outstanding at June 30, 1997. For the past few years the GSE has operated near the statutory minimum capital ratio of 2.00 percent of risk adjusted assets required under its charter. Capital in excess of such amounts has been used to repurchase common shares. During 1997, management anticipates using current earnings to repurchase 7 to 9 percent of the shares outstanding at the beginning of the year.

SECURITIZATION

        The GSE uses securitizations of student loans to reduce its on-balance sheet funding needs. The GSE completed a $2.5 billion securitization transaction during the three months ended June 30, 1997 bringing the total amount securitized in the first six months of 1997 to $4.5 billion. Management believes that securitizations will grow in importance as a source of funding for the Company.

CASH FLOWS

        For the three months ended June 30, 1997, cash and cash equivalents increased $2.1 billion and the ending balance at June 30, 1997 was $2.2 billion versus $312 million at June 30, 1996. This increase in cash and cash equivalents was mainly due to the temporary restriction on the Company's share repurchase activity in connection with the proxy contest. The additional capital was temporarily invested in cash equivalent securities. The Company funded its $2.1 billion purchase of student loans and its net increase in investments of $700 million in the second quarter through the proceeds from the $2.5 billion student loan securitization and through the proceeds from the net issuance of $1.8 billion of debt. These proceeds were also used to pay down other liabilities of $399 million.

        In the first six months of 1997, operating activities provided net cash inflows of $219 million, an increase of $64 million from the first six months of 1996. This increase was due mainly to the increase in net income of $32 million. Investing activities provided $1.7 billion in cash in the first six months of 1997, a decrease of $19 million from the cash provided in the first six months of 1996 as the Company increased investments by $941 million, offset by a decrease in warehousing advances of $294 million in the six months ended June 30, 1997 versus a decrease of $425 million in investments and a decrease of $893 million in warehousing advances in the first six months of 1996. In addition, the Company had purchases, net of repayments, claims and resales of student loans and student loan participations of $2.3 billion in the first six months of 1997 and 1996 and securitized $4.5 billion and $3.0 billion of student loans in the first six months of 1997 and 1996, respectively. Financing activities used $4 million in cash in the first six months of 1997 as the Company repurchased
1.8 million shares for $201 million.

The Company also repaid a net $5.2 billion in long-term notes through the issuance of net short-term borrowings of $5.5 billion. As student loans are securitized the need for long-term financing of these assets on balance sheet decreases.

Interest Rate Risk Management

        The Company's principal objective in financing its loan assets is to minimize its sensitivity to changing interest rates by matching the interest rate characteristics of borrowings to specific assets in order to lock in spreads. The Company funds its floating rate loan assets (most of which have weekly rate resets) with variable rate debt and fixed rate debt converted to variable rates with interest rate swaps. To achieve a more precise match of interest rate characteristics between loan assets and their related liabilities, the Company has effectively converted some of its variable rate debt to a different variable rate index with interest rate swaps. At June 30, 1997, $19.6 billion of fixed rate debt and $2.9 billion of variable rate debt were matched with interest rate swaps and foreign currency agreements. Fixed rate debt at June 30, 1997 also funded fixed rate warehousing advances and academic facilities financings. Investments were funded on a "pooled" approach, i.e., the pool of liabilities that funds the investment portfolio has an average rate and maturity or reset date that corresponds to the average rate and maturity or reset date of the investments which they fund.

        In both its match funding activities for its loan assets and its pool funding activities for its investments, the Company enters into various financial instrument contracts in the normal course of business to reduce interest rate risk and foreign currency exposure on certain of its borrowings. These financial instrument contracts include interest rate swaps, interest rate cap and collar agreements, foreign currency swaps, forward currency exchange agreements, options on currency exchange agreements, options on securities, and financial futures contracts.

        In the table below the Company's variable rate assets and liabilities are categorized by reset date of the underlying index. Fixed rate assets and liabilities are categorized based on their maturity dates. An interest rate gap is the difference between volumes of assets and volumes of liabilities maturing or repricing during specific future time intervals. Nonperforming loans are included in the analysis based on their underlying interest rate characteristics. The following gap analysis reflects rate-sensitive positions at June 30, 1997 and is not necessarily reflective of positions that existed throughout the period.

                                                             INTEREST RATE SENSITIVITY PERIOD
                                                     --------------------------------------------------
                                                                          3 MONTHS           6 MONTHS
                                                        3 MONTHS             TO                 TO
                                                        OR LESS           6 MONTHS            1 YEAR
                                                     -------------      ------------       ------------
ASSETS
Student loans....................................    $      31,488      $         --       $         --
Warehousing advances.............................            2,476                --                  2
Academic facilities financings...................               83                43                 17
Cash and investments.............................            8,040               459                 16
Other assets.....................................               --                --                 --
                                                     -------------      ------------       ------------
     Total assets................................           42,087               502                 35
                                                     -------------      ------------       ------------
LIABILITIES AND STOCKHOLDERS'
  EQUITY
Short-term borrowings............................           18,274             2,617              4,958
Long-term notes..................................            6,919                --                 --
Other liabilities................................               --                --                 --
Minority interest in subsidiary                                 --                --                 --
Stockholders' equity.............................               --                --                 --
                                                     -------------      ------------       ------------
     Total liabilities and
       stockholders' equity......................           25,193             2,617              4,958
                                                     -------------      ------------       ------------
OFF-BALANCE SHEET FINANCIAL
  INSTRUMENTS
Interest rate swaps..............................           17,328            (2,232)            (4,140)
                                                     -------------      ------------       ------------
Period gap.......................................    $        (434)     $        117       $       (783)
                                                     =============      ============       ============
Cumulative gap...................................    $        (434)     $       (317)      $     (1,100)
                                                     =============      ============       ============
Ratio of cumulative gap to total
  assets.........................................              .9%                .7%               2.3%
                                                     ============       ============       ============
Ratio of interest-sensitive assets to
  interest-sensitive liabilities.................           167.1%              19.2%                .7%
                                                     ============       ============       ============

                                                             INTEREST RATE SENSITIVITY PERIOD
                                                     ------------------------------------------------
                                                       1 TO 2            2 TO 5             OVER 5
                                                        YEARS             YEARS             YEARS
                                                     ------------      ------------      ------------
ASSETS
Student loans....................................    $         --      $         --       $        --
Warehousing advances.............................               1                --                16
Academic facilities financings...................              37               291               882
Cash and investments.............................             103               184             1,791
Other assets.....................................              --                --             1,970
                                                     ------------      ------------       -----------
     Total assets................................             141               475             4,659
                                                     ------------      ------------       -----------
LIABILITIES AND STOCKHOLDERS'
  EQUITY
Short-term borrowings............................              --                --                --
Long-term notes..................................           3,108             8,830               632
Other liabilities................................              --                --             1,504
Minority interest in subsidiary                                --                --               214
Stockholders' equity.............................              --                --               843
                                                     ------------      ------------       -----------
     Total liabilities and
       stockholders' equity......................           3,108             8,830             3,193
                                                     ------------      ------------       -----------
OFF-BALANCE SHEET FINANCIAL
  INSTRUMENTS
Interest rate swaps..............................          (3,020)           (8,694)              758
                                                     ------------      ------------       -----------
Period gap.......................................    $         53      $        339       $       708
                                                     ============      ============       ===========
Cumulative gap...................................    $     (1,047)     $       (708)      $        --
                                                     ============      ============       ===========
Ratio of cumulative gap to total
  assets.........................................             2.2%              1.5%              --%
                                                     ============      ============       ===========
Ratio of interest-sensitive assets to
  interest-sensitive liabilities.................             4.5%              5.4%            425.5%
                                                     ============      ============       ===========


        In low interest rate environments, floor revenues on student loans cause the margins on these loans to widen beyond the locked-in spreads. See "-- Results of Operations -- Student Loan Floor Revenues." Such loans continue to be classified in the three months or less category in the table above, reflecting the fact that as interest rates rise these assets will resume their weekly rate reset.

        The weighted average remaining terms to maturity of the Company's earning assets and borrowings at June 30, 1997 were 5.5 years and 1.5 years, respectively. The following table reflects the average terms to maturity for the Company's earning assets and liabilities at June 30, 1997:


                          AVERAGE TERMS TO MATURITY
                                  (IN YEARS)

        EARNING ASSETS
        Student loans..............................        6.0
        Warehousing advances.......................        3.5
        Academic facilities financings.............        8.0
        Cash and investments.......................        4.0
                                                       -------
        Total earning assets.......................        5.5
                                                       =======
        BORROWINGS
        Short-term borrowings......................         .5
        Long-term borrowings.......................        3.0
                                                       -------
        Total borrowings...........................        1.5
                                                       =======

        In the above table, Treasury receipts and variable rate asset-backed securities, although generally liquid in nature, extend the weighted average remaining term to maturity of cash and investments to 4.0 years. As loans are securitized, the need for long-term on-balance sheet financing will decrease.

MINORITY INTEREST

        As part of the GSE's privatization, SLM Holding became the parent company of, and successor to, the GSE on August 7, 1997. As a result, the GSE's preferred stock is now reflected as a minority interest in the consolidated financial statements. The financial statements for prior periods have been restated to reflect this change.

        The GSE's preferred stock dividends are cumulative and payable quarterly at 4.50 percentage points below the highest yield of certain long-term and short-term United States Treasury obligations. The dividend rate for any dividend period will not be less than 5 percent per annum nor greater than 14 percent per annum. For each of the six month periods ended June 30, 1997 and 1996, the preferred stock dividend rate was 5.00 percent and reduced net income by $5.3 million. The Privatization Act requires that on the dissolution date of September 30, 2008, the GSE shall repurchase or redeem, or make proper provisions for repurchase or redemption of any outstanding preferred stock. The Company has the option of effecting an earlier dissolution if certain conditions are met.

OTHER RELATED EVENTS AND INFORMATION

  Status of Direct Lending

        As of June 30, 1997, approximately 1,484 colleges and universities were participating in the Federal Direct Student Loan Program ("FDSLP") for the 1996-97 academic year. The FDLSP had a legislated market share goal of 50 percent for the 1996-1997 academic year. Based on DOE reports, management estimates that the FDSLP accounted for approximately 33 percent of total student loan originations for the 1996-97 academic year. The FDSLP accounted for approximately 31 percent of total student loan volume in the 1995-96 academic year, up from approximately 7 percent in the 1994-95 academic year.

        In recent years as the FDSLP has grown, the volume of loans originated by banks and other participants under the FFELP has been adversely impacted. Historically, the GSE has purchased the majority of its student loans as they near the repayment phase which commences after a borrower leaves school. On average there is a two to three year lag between the date a loan is originated and the date it enters repayment. This lag has delayed the adverse affect of FDSLP originations on the GSE's purchases of student loans. As the volume of FDSLP loans reaching the repayment phase increases, the GSE's percentage share of the overall student loan market will decline. In 1994, the DOE began to offer existing FFELP borrowers the opportunity to refinance FFELP loans into FDSLP loans. As of June 30, 1997, approximately $592 million of FFELP loans owned by the GSE have been accepted for refinancing into FDSLP loans. Approximately $409 million have been refinanced into FDSLP loans with the remainder awaiting disbursement by the federal government.

     OBRA provides for a change in the borrower interest rate and the Special Allowance Payment for certain FFELP loans made on or after July 1, 1998. The new rates are scheduled to be based on the U.S. Treasury security with a "comparable maturity" plus 1.0 percent. The Secretary of Education has not adopted regulations specifying the U.S. Treasury security on which the Special Allowance Payment rate will be based or details on setting the Special Allowance Payment rate. Management believes that the "comparable maturity" security will be the 10-year Treasury Note. Depending on the specifics of the regulations, these changes could adversely impact the FFELP market and the Company's business because the availability and costs of funding to support this new type of instrument are uncertain. Representatives of the student loan industry are in discussions with members of Congress concerning possible legislative modification of this OBRA provision.

        OBRA also requires the GSE to act as a lender of last resort to make FFELP loans when other private lenders are not available. Such loans receive a 100 percent guarantee and are not subject to the 30 basis point offset fee on loans held by the GSE. If the Secretary of Education determines that the GSE is not adequately implementing this provision, the offset fee paid by the GSE could be increased from 30 basis points to 100 basis points.

        Legislated expansion of student eligibility as well as increases in student and parent loan limits have increased the volume of national loan originations. FFELP originations rose nearly 30 percent year-to-year to about $23 billion for the 1994 federal fiscal year ended September 30, 1994. During the 1995 federal fiscal year, FFELP originations declined to $21 billion due to FDSLP originations totaling $5 billion. Although FFELP originations declined in the 1996 federal fiscal year to $20 billion, management expects, based on Department of Education reports, FFELP originations to increase to $21 billion in the 1997 federal fiscal year. In the meantime, however, the competition for FFELP loans has intensified at both the originating and secondary market levels due mainly to the reduced volume and to securitization of student loans, which has developed into a significant funding alternative for FFELP lenders.

  Recently Issued Accounting Pronouncements

        In February 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards ("FAS") No. 128, "Earnings Per Share", which is required to be adopted on December 15, 1997. At that time, the Company will be required to change the method used to compute earnings per share and to restate all prior periods. Under the new requirements for calculating primary earnings per share, the dilutive effect of stock options will be excluded. The adoption is expected to have no material impact on the Company's reported earnings per share.

        In June 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards ("FAS") No. 130, "Reporting Comprehensive Income", which is effective for periods after December 15, 1997. FAS 130 establishes standards for reporting and display of comprehensive income in a full set of general purpose financial statements. The Company is currently evaluating the effect of this pronouncement on its financial statement presentation and disclosure.

                        CONSOLIDATED FINANCIAL STATEMENTS

                                      INDEX

                                                                           PAGE
                                                                           ----
Consolidated Balance Sheets...........................................      17
Consolidated Statements of Income.....................................      18
Consolidated Statements of Changes in Stockholders' Equity............      19
Consolidated Statements of Cash Flows.................................      20
Notes to Consolidated Financial Statements............................      21

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                                       15

                      This Page Intentionally Left Blank

                           SLM HOLDING CORPORATION

                         CONSOLIDATED BALANCE SHEETS
               (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


                                                                                          JUNE 30, 1997         DECEMBER 31, 1996
                                                                                         ---------------        -----------------
                                                                                           (UNAUDITED)
ASSETS
Insured student loans purchased.............................................             $    29,568,713        $    32,307,930
Student loan participations.................................................                   1,918,871              1,445,596
                                                                                         ---------------        ---------------
Insured student loans.......................................................                  31,487,584             33,753,526
Warehousing advances........................................................                   2,495,178              2,789,485
Academic facilities financings
  Bonds-- available-for-sale................................................                     827,235                934,481
  Loans.....................................................................                     526,276                538,850
                                                                                         ---------------        ---------------
Total academic facilities financings........................................                   1,353,511              1,473,331
Investments
  Available-for-sale........................................................                   7,785,047              6,833,695
  Held-to-maturity..........................................................                     584,576                601,887
                                                                                         ---------------        ---------------
Total investments...........................................................                   8,369,623              7,435,582
Cash and cash equivalents...................................................                   2,223,439                270,887
Other assets, principally accrued interest
  receivable................................................................                   1,969,583              1,907,079
                                                                                         ---------------        ---------------
Total assets................................................................             $    47,898,918        $    47,629,890
                                                                                         ===============        ===============

LIABILITIES
Short-term borrowings.......................................................             $    25,850,071        $    22,517,627
Long-term notes.............................................................                  19,488,810             22,606,226
Other liabilities...........................................................                   1,503,568              1,458,207
                                                                                         ---------------        ---------------
Total liabilities...........................................................                  46,842,449             46,582,060
                                                                                         ---------------        ---------------

COMMITMENTS AND CONTINGENCIES

MINORITY INTEREST IN SUBSIDIARY                                                                  213,883                213,883

STOCKHOLDERS' EQUITY
Common stock, par value $.20 per share, 250,000,000
  shares authorized: 66,158,095 and 65,695,571
  shares issued, respectively...............................................                      13,231                 13,139
Additional paid-in capital..................................................                      28,218                     --
Unrealized gains on investments (net of tax of
  $185,569 and $188,050, respectively)......................................                     344,628                349,235
Retained earnings...........................................................                   1,194,769              1,008,737
                                                                                         ---------------        ---------------
Stockholders' equity before treasury stock..................................                   1,580,846              1,371,111
Common stock held in treasury at cost: 13,823,562 and
  12,004,976 shares, respectively...........................................                     738,260                537,164
                                                                                         ---------------        ---------------
Total stockholders' equity..................................................                     842,586                833,947
                                                                                         ---------------        ---------------
Total liabilities and stockholders' equity..................................             $    47,898,918        $    47,629,890
                                                                                         ===============        ===============

          See accompanying notes to consolidated financial statements.

                           SLM HOLDING CORPORAITON

                      CONSOLIDATED STATEMENTS OF INCOME
               (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


                                                                      THREE MONTHS ENDED
                                                                           JUNE 30,
                                                              -------------------------------------
                                                                    1997                  1996
                                                              -------------------   ---------------
                                                                 (unaudited)           (unaudited)
Interest income:
  Insured student loans purchased........................     $      602,921        $       651,503
  Student loan participations............................             30,737                      -
                                                              --------------        ---------------
  Insured student loans..................................            633,658                651,503
  Warehousing advances...................................             37,235                 49,025
  Academic facilities financings:
    Taxable..............................................             12,289                 13,160
    Tax-exempt...........................................             11,365                 11,923
                                                              --------------        ---------------
  Total academic facilities
    financings...........................................             23,654                 25,083
  Investments............................................            168,637                135,175
                                                              --------------        ---------------
Total interest income....................................            863,184                860,786
Interest expense:
  Short-term debt........................................            381,890                266,932
  Long-term debt.........................................            273,833                374,293
                                                              --------------        ---------------
Total interest expense...................................            655,723                641,225
                                                              --------------        ---------------
NET INTEREST INCOME......................................            207,461                219,561
Other income:
  Gain on sale of student loans..........................             30,638                  9,474
  Servicing and securitization
    revenue..............................................             31,231                 11,129
  Gains/(losses) on sales of
    securities...........................................              4,199                  1,194
  Other..................................................             11,987                  6,102
                                                              --------------        ---------------
Total other income.......................................             78,055                 27,899
                                                              --------------        ---------------
Operating expenses:
  Salaries and benefits..................................             71,864                 71,975
  Other..................................................             43,419                 28,170
                                                              --------------        ---------------
Total operating expenses.................................            115,283                100,145
                                                              --------------        ---------------
Income before federal income taxes, minority interest in
  net earnings of subsidiary and premiums on
  debt extinguished......................................            170,233                147,315
                                                              --------------        ---------------
Federal income taxes:
  Current................................................             51,075                 58,532
  Deferred...............................................                 (6)               (14,192)
                                                              --------------        ---------------
Total federal income taxes...............................             51,069                 44,340
                                                              --------------        ---------------
Minority interest in net earnings of subsidiary .........              2,673                  2,674
Income before premiums on debt
  extinguished...........................................            116,491                100,301
                                                              --------------        ---------------
Premiums on debt extinguished, net of
  tax....................................................                 --                     --
                                                              --------------        ---------------
NET INCOME ..............................................     $      116,491        $       100,301
                                                              ==============        ===============
Earnings per common share before
  premiums on debt extinguished..........................     $         2.20        $          1.79
                                                              ==============        ===============
EARNINGS PER COMMON SHARE................................     $         2.20        $          1.79
                                                              ==============        ===============

                                                                       SIX MONTHS ENDED
                                                                           JUNE 30,
                                                              ----------------------------------
                                                                    1997               1996
                                                              --------------      --------------
                                                                (UNAUDITED)         (UNAUDITED)
Interest income:
  Insured student loans purchased........................     $   1,220,530       $    1,323,266
  Student loan participations............................            53,044                   --
                                                              -------------       --------------
  Insured student loans..................................         1,273,574            1,323,266
  Warehousing advances...................................            78,203              106,920
  Academic facilities financings:
    Taxable..............................................            24,531               26,571
    Tax-exempt...........................................            23,287               22,019
                                                              -------------       --------------
  Total academic facilities
    financings...........................................            47,818               48,590
  Investments............................................           312,466              270,008
                                                              -------------       --------------
Total interest income....................................         1,712,061            1,748,784
Interest expense:
  Short-term debt........................................           738,764              520,676
  Long-term debt.........................................           566,810              775,868
                                                              -------------       --------------
Total interest expense...................................         1,305,574            1,296,544
                                                              -------------       --------------
NET INTEREST INCOME......................................           406,487              452,240
Other income:
  Gain on sale of student loans..........................            64,630               19,403
  Servicing and securitization
    revenue..............................................            57,191               15,668
  Gains/(losses) on sales of
    securities...........................................             7,382                3,054
  Other..................................................            24,792               11,528
                                                              -------------       --------------
Total other income.......................................           153,995               49,653
                                                              -------------       --------------
Operating expenses:
  Salaries and benefits..................................           102,781              102,096
  Other..................................................           114,061               96,822
                                                              -------------       --------------
Total operating expenses.................................           216,842              198,918
                                                              -------------       --------------
Income before federal income taxes, minority interest in
  net earnings of subsidiary, and premiums on
  debt extinguished......................................           343,640              302,975
                                                              -------------       --------------
Federal income taxes:
  Current................................................           118,121              112,686
  Deferred...............................................           (12,482)             (20,378)
                                                              -------------       --------------
Total federal income taxes...............................           105,639               92,308
Minority interest in net earnings of subsidiary .........             5,347                5,347
                                                              -------------       --------------
Income before premiums on debt
  extinguished...........................................           232,654              205,320
Premiums on debt extinguished, net of
  tax....................................................                --               (4,792)
                                                              -------------       --------------
NET INCOME ..............................................     $     232,654       $      200,528
                                                              =============       ==============
Earnings per common share before
  premiums on debt extinguished..........................     $        4.36       $         3.62
                                                              =============       ==============
EARNINGS PER COMMON SHARE................................     $        4.36       $         3.53
                                                              =============       ==============


          See accompanying notes to consolidated financial statements.

                           SLM HOLDING CORPORATION

          CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
               (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


                                                                          THREE MONTHS ENDED
                                                                                JUNE 30,
                                                                  ----------------------------------
                                                                        1997                1996
                                                                  --------------      --------------
                                                                   (UNAUDITED)         (UNAUDITED)
COMMON STOCK:
  Balance, beginning of period................................    $       13,213      $       24,897
    Issuance of common shares.................................                18                  14
    Retirement of common shares...............................                --                  --
                                                                  --------------      --------------
  Balance, end of period......................................            13,231              24,911
                                                                  --------------      --------------
ADDITIONAL PAID-IN CAPITAL:
  Balance, beginning of period................................            22,953             552,574
    Proceeds in excess of par value from
      issuance of common stock................................             5,265               2,995
    Tax benefit related to employee stock
      option and purchase plans...............................                --                  --
    Retirement of common shares...............................                --                  --
                                                                  --------------      --------------
  Balance, end of period......................................            28,218             555,569
                                                                  --------------      --------------
UNREALIZED GAINS ON INVESTMENTS, NET OF
  TAX:
  Balance, beginning of period................................           331,023             342,518
    Unrealized gains as of January 1,
      1994....................................................                --                  --
    Change in unrealized gains................................            13,605              (6,898)
                                                                  --------------      --------------
  Balance, end of period......................................           344,628             335,620
                                                                  --------------      --------------
RETAINED EARNINGS:
  Balance, beginning of period (as
    restated, see note 2).....................................         1,101,450           2,805,688
    Net income................................................           116,491             100,301
    Retirement of common shares...............................                --                  --
    Cash dividends:
      Common stock ($.44 and $.40, per share,
         respectively)........................................           (23,172)            (22,307)
                                                                  --------------      --------------
  Balance, end of period......................................         1,194,769           2,883,682
                                                                  --------------      --------------
COMMON STOCK HELD IN TREASURY AT
  COST:
  Balance, beginning of period................................           672,765           2,914,827
    Repurchase of 535,746 and 1,097,212
      common shares, respectively.............................            65,495              81,664
    Retirement of 59,000,000 common
      shares..................................................                --                  --
                                                                  --------------      --------------
  Balance, end of period......................................           738,260           2,996,491
                                                                  --------------      --------------
TOTAL STOCKHOLDERS' EQUITY....................................    $      842,586      $      803,291
                                                                  ==============      ==============

                                                                            SIX MONTHS ENDED
                                                                                 JUNE 30,
                                                                  ------------------------------------
                                                                        1997                 1996
                                                                  ----------------      --------------
                                                                    (UNAUDITED)          (UNAUDITED)
COMMON STOCK:
  Balance, beginning of period................................    $         13,139      $       24,824
    Issuance of common shares.................................                  92                  87
    Retirement of common shares...............................                  --                  --
                                                                  ----------------      --------------
  Balance, end of period......................................              13,231              24,911
                                                                  ----------------      --------------
ADDITIONAL PAID-IN CAPITAL:
  Balance, beginning of period................................                  --             537,818
    Proceeds in excess of par value from
      issuance of common stock................................              28,218              17,751
    Tax benefit related to employee stock
      option and purchase plans...............................                  --                  --
    Retirement of common shares...............................                  --                  --
                                                                  ----------------      --------------
  Balance, end of period......................................              28,218             555,569
                                                                  ----------------      --------------
UNREALIZED GAINS ON INVESTMENTS, NET OF
  TAX:
  Balance, beginning of period................................             349,235             370,846
    Unrealized gains as of January 1,
      1994....................................................                  --                  --
    Change in unrealized gains................................              (4,607)            (35,226)
                                                                  ----------------      --------------
  Balance, end of period......................................             344,628             335,620
                                                                  ----------------      --------------
RETAINED EARNINGS:
  Balance, beginning of period (as
    restated, see note 2).....................................           1,008,737           2,728,383
    Net income................................................             232,654             200,528
    Retirement of common shares...............................                  --                  --
    Cash dividends:
      Common stock ($.88 and $.80, per share,
         respectively)........................................             (46,622)            (45,229)
                                                                  ----------------      --------------
  Balance, end of period......................................           1,194,769           2,883,682
                                                                  ----------------      --------------
COMMON STOCK HELD IN TREASURY AT
  COST:
  Balance, beginning of period................................             537,164           2,794,549
    Repurchase of 1,818,586 and 2,638,949
      common shares, respectively.............................             201,096             201,942
    Retirement of 59,000,000 common
      shares..................................................                  --                  --
                                                                  ----------------      --------------
  Balance, end of period......................................             738,260           2,996,491
                                                                  ----------------      --------------
TOTAL STOCKHOLDERS' EQUITY....................................    $        842,586      $      803,291
                                                                  ================      ==============


          See accompanying notes to consolidated financial statements.

                           SLM HOLDING CORPORATION

                    CONSOLIDATED STATEMENTS OF CASH FLOWS

                            (DOLLARS IN THOUSANDS)

                                                                              THREE MONTHS ENDED
                                                                                  JUNE 30,
                                                                ------------------------------------------
                                                                       1997                    1996
                                                                ------------------      ------------------
                                                                   (UNAUDITED)             (UNAUDITED)
OPERATING ACTIVITIES
  Net income...........................................         $         116,491       $         100,301
  Adjustments to reconcile net income to net
    cash provided by operating activities:
    (Increase) decrease in accrued interest
      receivable.......................................                  (137,615)                (91,520)
    Increase (decrease) in accrued interest
      payable..........................................                    72,201                 141,387
    (Increase) in other  assets........................                   (25,059)                (49,358)
    Increase in other liabilities......................                  (399,165)                (54,444)
                                                                -----------------      ------------------
  Total adjustments....................................                  (489,638)                (53,935)
                                                                -----------------      ------------------
Net cash provided by operating
      activities.......................................                  (373,147)                 46,366
                                                                -----------------      ------------------
INVESTING ACTIVITIES
  Insured student loans purchased......................                (1,876,637)             (2,373,729)
  Reduction of insured student loans purchased:
    Installment payments...............................                   551,504                 727,703
    Claims and resales.................................                   302,599                 358,660
    Proceeds from securitization of
      student loans....................................                 2,496,450               1,515,030
  Participations purchased.............................                  (177,439)                     --
  Participation repayments.............................                    63,222                      --
  Warehousing advances made............................                  (146,720)               (274,374)
  Warehousing advance repayments.......................                   184,790                 640,753
  Academic facilities financings made..................                   (39,327)               (219,295)
  Academic facilities financings
     reductions........................................                   100,224                  33,299
  Investments purchased................................                (4,994,961)             (2,867,710)
  Proceeds from sale or maturity of
    investments........................................                 4,298,983               2,417,915
                                                                -----------------      ------------------
Net cash provided by (used
  in) investing activities.............................                   762,688                 (41,748)
                                                                -----------------      ------------------
FINANCING ACTIVITIES
  Short-term borrowings issued.........................               183,474,366              56,006,267
  Short-term borrowings repaid.........................              (180,026,513)            (54,567,527)
  Long-term notes issued...............................                   911,594                  66,581
  Long-term notes repaid...............................                (2,517,813)             (2,391,291)
  Common stock issued..................................                     5,283                   3,009
  Common stock repurchased.............................                   (65,495)                (81,664)
  Dividends paid.......................................                   (23,172)                (22,307)
                                                                -----------------      ------------------
Net cash provided by (used
  in) financing activities.............................                 1,758,250                (986,932)
                                                                -----------------      ------------------
Net increase (decrease) in
  cash and cash equivalents............................                 2,147,791                (982,314)
Cash and cash equivalents at
  beginning of period..................................                    75,648               1,293,847
                                                                -----------------      ------------------
CASH AND CASH EQUIVALENTS
  AT END OF PERIOD.....................................         $       2,223,439       $         311,533
                                                                =================       =================

                                                                              SIX MONTHS ENDED
                                                                                 JUNE 30,
                                                                 ------------------------------------------
                                                                        1997                    1996
                                                                 ------------------      ------------------
                                                                     (UNAUDITED)            (UNAUDITED)
OPERATING ACTIVITIES
  Net income...........................................          $         232,654       $         200,528
  Adjustments to reconcile net income to net
    cash provided by operating activities:
    (Increase) decrease in accrued interest
      receivable.......................................                    (13,088)                 10,141
    Increase (decrease) in accrued interest
      payable..........................................                     28,526                   6,560
    (Increase) in other  assets........................                    (48,179)               (124,146)
    Increase in other liabilities......................                     19,316                  62,235
                                                                 -----------------       -----------------
  Total adjustments....................................                    (13,425)                (45,210)
                                                                 -----------------       -----------------
Net cash provided by operating
      activities.......................................                    219,229                 155,318
                                                                 -----------------       -----------------
INVESTING ACTIVITIES
  Insured student loans purchased......................                 (3,553,247)             (4,639,956)
  Reduction of insured student loans purchased:
    Installment payments...............................                  1,131,175               1,667,232
    Claims and resales.................................                    615,639                 640,955
    Proceeds from securitization of
      student loans....................................                  4,545,650               3,015,030
  Participations purchased.............................                   (590,436)                     --
  Participation repayments.............................                    117,161                      --
  Warehousing advances made............................                   (285,857)               (734,810)
  Warehousing advance repayments.......................                    580,164               1,628,086
  Academic facilities financings made..................                    (53,720)               (301,569)
  Academic facilities financings
     reductions........................................                    172,570                  57,366
  Investments purchased................................                 (9,347,820)             (8,334,029)
  Proceeds from sale or maturity of
    investments........................................                  8,406,424               8,758,590
                                                                 -----------------       -----------------
Net cash provided by (used
  in) investing activities.............................                  1,737,703               1,756,895
                                                                 -----------------       -----------------
FINANCING ACTIVITIES
  Short-term borrowings issued.........................                375,929,647             101,760,944
  Short-term borrowings repaid.........................               (370,477,376)           (101,656,582)
  Long-term notes issued...............................                  2,260,125               3,670,249
  Long-term notes repaid...............................                 (7,497,368)             (6,398,878)
  Common stock issued..................................                     28,310                  17,838
  Common stock repurchased.............................                   (201,096)               (201,942)
  Dividends paid.......................................                    (46,622)                (45,229)
                                                                 -----------------       -----------------
Net cash provided by (used
  in) financing activities.............................                     (4,380)             (2,853,600)
                                                                 -----------------       -----------------
Net increase (decrease) in
  cash and cash equivalents............................                  1,952,552                (941,387)
Cash and cash equivalents at
  beginning of period..................................                    270,887               1,252,920
                                                                 -----------------       -----------------
CASH AND CASH EQUIVALENTS
  AT END OF PERIOD.....................................          $       2,223,439       $         311,533
                                                                 =================       =================


          See accompanying notes to consolidated financial statements.

                             SLM HOLDING CORPORATION

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
           (INFORMATION AT JUNE 30, 1997 AND FOR THE SIX MONTHS ENDED
                      JUNE 30, 1997 AND 1996 IS UNAUDITED)
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

1.  ORGANIZATION AND PRIVATIZATION

        On September 30, 1996, President Clinton signed into law the Student Loan Marketing Association Reorganization Act of 1996, Pub. L. 104-208 (the "Privatization Act"), authorizing the restructuring of the Student Loan Marketing Association, a government-sponsored enterprise (the "GSE"), as a fully private, state-chartered corporation. On July 31, 1997, at a Special Meeting of Shareholders convened pursuant to a combined Proxy Statement/Prospectus registered with the Securities and Exchange Commission, the GSE's shareholders voted to approve a reorganization (the "Reorganization") pursuant to which the GSE became a wholly owned subsidiary of SLM Holding Corporation ("SLM Holding" or the "Company"), a Delaware corporation. The Reorganization was consummated on August 7, 1997 and each outstanding share of common stock, par value $.20 per share, of the GSE was converted into one share of common stock, par value $.20 per share of SLM Holding.

        Under the terms of the Reorganization the GSE will transfer certain assets, including stock in certain subsidiaries, to SLM Holding or one of its non-GSE subsidiaries. This transfer of the subsidiaries and assets and the related exchange of stock is being accounted for at historical cost similar to a pooling of interests and therefore all prior period financial statements and related disclosures presented have been restated as if the Reorganization took place at the beginning of such periods. Operations performed outside the GSE after the Reorganization will be subject to state and local taxes.

        The GSE is a stockholder-owned corporation chartered by Congress to provide liquidity for originators of student loans made under federally sponsored student loan programs and otherwise to support the credit needs of students and educational institutions. The GSE's charter is subject to legislative change from time to time. The GSE is predominantly engaged in the purchase of student loans insured under federally sponsored programs. The GSE also makes secured loans (warehousing advances) to providers of education credit, and provides financing to educational institutions for their physical plant and equipment (academic facilities financings).

Privatization

        Under the terms of the Privatization Act, the GSE will be able to continue to issue debt in the government agency market to finance student loans and other permissible asset acquisitions, although the maturity date of such issuances generally may not extend beyond September 30, 2008, the date by which the GSE must dissolve. At June 30, 1997 and December 31, 1996, the GSE had $379 million and $372 million, respectively, in carrying value of outstanding debt with maturities after September 30, 2008. Such debt will be transferred into a defeasance trust on the dissolution date.

        After the Reorganization, SLM Holding paid $5 million to the District of Columbia Financial Responsibility and Management Assistance Authority (the "D.C. Financial Control Board") for use of the name "Sallie Mae." In addition, SLM Holding issued to the D.C. Financial Control Board warrants to purchase 555,015 shares of SLM Holding Common Stock at $72.43 per share. The D.C. Financial Control Board subsequently transferred the warrants on September 2, 1997 for $37 million.

        Beginning in fiscal 1997, and until the GSE is dissolved, the GSE also must reimburse the U.S. Treasury Department up to $800,000 annually (subject to adjustment based on the Consumer Price Index) for its reasonable costs and expenses of carrying out its supervisory duties under the Privatization Act.

2.  SIGNIFICANT ACCOUNTING POLICIES

Reclassification

        Certain prior year amounts in the Consolidated Statements of Income for the six months and three months ended June 30, 1996 have been reclassified to conform with the 1996 year-end presentation.

Basis of Presentation

        The accompanying unaudited consolidated financial statements of SLM Holding have been prepared in accordance with generally accepted accounting principles for interim financial information. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete consolidated financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates. Operating results for the three and six months ended June 30, 1997 are not necessarily indicative of the results for the year ending December 31, 1997.

        Earnings per common share are computed based on net income divided by the weighted average common and common equivalent shares outstanding for the period. Average common and common equivalent shares outstanding for the three and six months ended June 30, 1997, three and six months ended June 30, 1996 totaled 52,993,323; 53,316,841; 56,082,844; and 56,782,781, respectively.

Recently Issued Accounting Pronouncements

        During 1997, the Company adopted the requirements of FAS No. 125, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities," which establishes the accounting for certain financial asset transfers including securitization transactions. The effect of implementing this standard was not material on the Company's financial statements. Management also believes that this standard will not have a material effect on the financial statements in the future.

        In February 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards ("FAS") No. 128, "Earnings Per Share," which is required to be adopted on December 15, 1997. At that time, the Company will be required to change the method used to compute earnings per share and to restate all prior periods. Under the new requirements for calculating primary earnings per share, the dilutive effect of stock options will be excluded. The adoption is expected to have no material impact on the Company's reported earnings per share.

        In June 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards ("FAS") No. 130, "Reporting Comprehensive Income", which is effective for periods after December 15, 1997. FAS 130 establishes standards for reporting and display of comprehensive income in a full set of general purpose financial statements. The Company is currently evaluating the effect of this pronouncement on its financial statement presentation and disclosure.

3.  STUDENT LOANS

        For the three and six months ended June 30, 1997, the amortization of the upfront payments on floor revenue contracts increased student loan income by $10 million and $21 million, respectively, versus $6 million and $8 million for the three and six months ended June 30, 1996, repectively. For the three and six months ended June 30, 1997, payments under the contracts totaled $5 million and $10 million, respectively versus $3 million and $4 million for the three months and six months ended June 30, 1996, respectively.

        The GSE purchases student loans from originating lenders, typically just before the student leaves school and is required to begin repayment of the loan. The estimated average remaining term of student loans in the Company's portfolio, including student loan participations, was approximately 6.0 years at June 30, 1997 and December 31, 1996. The following table reflects the distribution of the Company's loan portfolio by program.

                                                                JUNE 30, 1997          DECEMBER 31,1996
                                                               --------------          ----------------
        FFELP-- Stafford..............................         $  14,323,238            $  17,292,273
        FFELP-- PLUS/SLS..............................             2,940,619                3,580,803
        FFELP-- Consolidation loans...................             8,359,899                7,658,035
        HEAL..........................................             2,708,339                2,758,860
        Privately insured.............................             1,236,618                1,017,959
                                                               -------------            -------------
        Insured student loans purchased...............            29,568,713               32,307,930
        Student loan participations...................             1,918,871                1,445,596
                                                               -------------            -------------
        Total student loans...........................         $  31,487,584            $  33,753,526
                                                               =============            =============

        As of June 30, 1997 and December 31, 1996, 82 percent and 84 percent, respectively, of the Company's on-balance sheet student loan portfolio was in repayment.

        The Company owned $14.3 billion at June 30, 1997 and $14.5 billion at December 31, 1996 of FFELP loans that were originated after October 1, 1993 and are insured for 98 percent of their unpaid balance resulting in 2 percent risk-sharing for holders of these loans.

        Claims not immediately honored by the guarantor because of servicing or origination defects are returned for remedial servicing, during which period income is not recognized. On certain paid claims, guarantors assess a penalty for minor servicing defects. Costs associated with claims on defaulted student loans, which include such penalties, reduced interest income on student loans by $3.3 million and $5.7 million, for the three and six months ended June 30, 1997 versus $3.2 million and $6.8 million for the three and six months ended June 30, 1996.

        The following table summarizes the reserves that the Company has recorded for estimated losses due to risk-sharing, unpaid guarantee claims and defaults on privately insured loans.

                                                        THREE MONTHS ENDED                      SIX MONTHS ENDED
                                                              JUNE 30,                              JUNE 30,
                                                     ---------------------------          ----------------------------
                                                        1997             1996                 1997             1996
                                                     ----------      -----------          ----------       -----------
BALANCE AT BEGINNING OF PERIOD..................     $  87,378       $   61,834           $   84,063       $   60,337
Additions
  Provisions for loan losses....................           165            4,875                5,983            9,167
  Recoveries....................................         1,377            2,039                4,470            3,739
Deductions
  Reductions for sales on student
     loans......................................        (2,364)            (744)              (4,328)          (1,601)
  Losses on loans...............................        (4,093)          (3,739)              (7,725)          (7,377)
                                                     ---------       ----------           ----------       ----------
BALANCE AT END OF PERIOD........................     $  82,463       $   64,265           $   82,463       $   64,265
                                                     =========       ==========           ==========       ==========

4.  WAREHOUSING ADVANCES

        A summary of warehousing advances by industry concentration follows:

                                             JUNE 30, 1997       DECEMBER 31, 1996
                                             -------------       -----------------
Commercial banks....................           $ 1,284,049           $ 1,547,193
Public sector agencies..............             1,150,800             1,126,095
Educational institutions............                60,329               116,197
Thrift institutions.................                    --                    --
                                                        --                    --
                                               -----------           -----------
                                               $ 2,495,178           $ 2,789,485
                                               ===========           ===========

        As of June 30, 1997, approximately 98 percent were collateralized by student loans, 1 percent by U.S. government securities and 1 percent by other collateral. As of December 31, 1996, approximately 97 percent were collateralized by student loans, 1 percent by U.S. government securities and 2 percent by other collateral.

        A summary of warehousing advance interest rate characteristics follows:

                                             JUNE 30, 1997       DECEMBER 31, 1996
                                             -------------       -----------------
Variable rate:
  Treasury bill.....................          $  1,798,656           $  1,723,588
  LIBOR.............................               677,496              1,046,086
Fixed rate..........................                19,026                 19,811
                                              ------------           ------------
                                              $  2,495,178           $  2,789,485
                                              ============           ============

        The average remaining term to maturity of warehousing advances was 3.5 years as of June 30, 1997 and 1.0 year as of December 31, 1996.

        The following table summarizes the maturities of warehousing advances at June 30, 1997 and December 31, 1996.

      YEAR OF MATURITY                       JUNE 30, 1997       DECEMBER 31, 1996
----------------------------                 --------------      -----------------
1997................................          $    119,628           $  1,221,148
1998................................             1,190,496              1,232,186
1999................................                 1,000                175,391
2000................................               624,335                127,863
2001................................                    --                     --
After 2001..........................               559,719                 32,897
                                              ------------           ------------
                                              $  2,495,178           $  2,789,485
                                              ============           ============

5.  ACADEMIC FACILITIES FINANCINGS

        The following tables summarize the academic facilities bonds at June 30, 1997 and December 31, 1996.

                                                                                                JUNE 30, 1997
                                                             --------------------------------------------------------------------
                                                                                   GROSS             GROSS
                                                               AMORTIZED        UNREALIZED         UNREALIZED           MARKET
          BONDS-- AVAILABLE-FOR-SALE                             COST              GAINS             LOSSES              VALUE
---------------------------------------------                ------------      -----------         ----------        ------------
  Fixed................................................      $    758,643      $    18,053         $    (360)        $    776,336
  Variable.............................................            51,193                6              (300)              50,899
                                                             ------------      -----------         ---------         ------------
Total academic facilities bonds........................      $    809,836      $    18,059         $    (660)        $    827,235
                                                             ============      ===========         =========         ============

                                                                                      DECEMBER 31, 1996
                                                            -------------------------------------------------------------------
                                                                                  GROSS             GROSS
                                                              AMORTIZED         UNREALIZED        UNREALIZED         MARKET
          BONDS-- AVAILABLE-FOR-SALE                            COST              GAINS             LOSSES            VALUE
---------------------------------------------               ------------       -----------        -----------      ------------
  Fixed................................................     $    831,711       $   19,794         $     (978)      $    850,527
  Variable.............................................           84,401               10               (457)            83,954
                                                            ------------       ----------         ----------       ------------
Total academic facilities bonds........................     $    916,112       $   19,804         $   (1,435)      $    934,481
                                                            ============       ==========         ==========       ============


        The following table summarizes academic facilities loans at June 30, 1997 and December 31, 1996.

                    LOANS                                     JUNE 30, 1997             DECEMBER 31, 1996
                                                              -------------             -----------------
  Fixed rate.................................................. $   465,657                $      474,659
  Variable rate...............................................      60,619                        64,191
                                                               -----------                --------------
Total academic facilities loans............................... $   526,276                $      538,850
                                                               ===========                ==============

        The average remaining term to maturity of academic facilities financings was 8.0 years at both June 30, 1997 and December 31, 1996. The stated maturities and maturities if accelerated to the put or call dates for academic facilities bonds and loans at June 30, 1997 and December 31, 1996 are shown in the following table:

                                                                          JUNE 30, 1997
                                                   ---------------------------------------------------------
                                                                    BONDS                         LOANS
                                                   -------------------------------------   -----------------
                                                                            MATURITY
                                                                               TO
                                                         STATED              PUT OR              STATED
      YEAR OF MATURITY                                  MATURITY            CALL DATE           MATURITY
----------------------------                       -----------------   -----------------   -----------------
1997.........................................        $       19,459      $       48,447      $        2,048
1998.........................................                46,218             104,666               8,917
1999.........................................                42,663              58,312              47,776
2000.........................................                73,936             101,145              16,270
2001.........................................               108,676             127,130              23,070
2002-2006....................................               422,708             350,194             102,530
after 2006...................................               113,575              37,341             325,665
                                                     --------------      --------------      --------------
                                                     $      827,235      $      827,235      $      526,276
                                                     ==============      ==============      ==============

                                                                          DECEMBER 31, 1996
                                                     ---------------------------------------------------------
                                                                      BONDS                         LOANS
                                                     -------------------------------------   -----------------
                                                                              MATURITY
                                                                                 TO
                                                           STATED              PUT OR              STATED
      YEAR OF MATURITY                                    MATURITY            CALL DATE           MATURITY
----------------------------                         -----------------   -----------------   ------------------
1997.........................................          $       44,078      $       97,657      $        8,325
1998.........................................                  77,409             127,774              14,065
1999.........................................                  43,638              57,366              45,115
2000.........................................                  78,588              98,515              17,368
2001.........................................                  87,197             107,464              22,673
2002-2006....................................                 486,168             410,945             104,872
after 2006...................................                 117,403              34,760             326,432
                                                       --------------      --------------      --------------
                                                       $      934,481      $      934,481      $      538,850
                                                       ==============      ==============      ==============

6.  INVESTMENTS

        A summary of investments at June 30, 1997 and December 31, 1996 follows:


                                                                                  JUNE 30, 1997
                                                                      ------------------------------------
                                                                                              GROSS
                                                                           AMORTIZED        UNREALIZED
                                                                             COST             GAINS
                                                                      -----------------   --------------
AVAILABLE-FOR-SALE
  U.S. Treasury and other U.S. government agencies
     obligations
          U.S. Treasury securities...............................     $       955,529     $    499,840
  State and political subdivisions of the United States
          Student loan revenue bonds.............................
                                                                              184,614            5,455
  Asset-backed and other securities
          Asset-backed securities................................           5,112,738            6,313
          Variable corporate bonds...............................             521,974              462
          Commercial paper.......................................              58,030               --
          Federal funds & bank deposits..........................             425,000               --
          Other securities.......................................              15,600               --
                                                                      ---------------     ------------
     Total available-for-sale investment securities..............
                                                                      $     7,273,485     $    512,070
                                                                      ===============     ============
HELD-TO-MATURITY
  Other..........................................................     $       584,576     $         86
                                                                      ===============     ============

                                                                               JUNE 30, 1997
                                                                      ------------------------------
                                                                         GROSS
                                                                       UNREALIZED          MARKET
                                                                        LOSSES             VALUE
                                                                      ------------    --------------
AVAILABLE-FOR-SALE
  U.S. Treasury and other U.S. government agencies
     obligations
          U.S. Treasury securities...............................     $   (141)       $    1,455,228
  State and political subdivisions of the United States
          Student loan revenue bonds.............................
                                                                          (299)              189,770
  Asset-backed and other securities
          Asset-backed securities................................          (68)            5,118,983
          Variable corporate bonds...............................           --               522,436
          Commercial paper.......................................           --                58,030
          Federal funds & bank deposits..........................           --               425,000
          Other securities.......................................           --                15,600
                                                                      --------        --------------
     Total available-for-sale investment securities..............
                                                                      $   (508)       $    7,785,047
                                                                      ========        ==============
HELD-TO-MATURITY
  Other..........................................................     $   (236)       $      584,426
                                                                      ========        ==============

                                                                                 DECEMBER 31, 1996
                                                                      -------------------------------------
                                                                                                 GROSS
                                                                           AMORTIZED          UNREALIZED
                                                                             COST                GAINS
                                                                      -----------------     ---------------
AVAILABLE-FOR-SALE
  U.S. Treasury and other U.S. government agencies
     obligations
          U.S. Treasury securities                                    $         809,164     $       508,758
  State and political subdivisions of the United States
          Student loan revenue bonds
                                                                                201,248               5,563
  Asset-backed and other securities
          Asset-backed securities                                             4,645,046               4,746
          Variable corporate bonds                                              634,925                 489
          Commercial paper                                                       24,395                  --
                                                                      -----------------     ---------------
     Total available-for-sale investment securities
                                                                      $       6,314,778     $       519,556
                                                                      =================     ===============
HELD-TO-MATURITY
  Other                                                               $         601,887     $           125
                                                                      =================     ===============

                                                                               DECEMBER 31, 1996
                                                                      -----------------------------------
                                                                          GROSS
                                                                       UNREALIZED             MARKET
                                                                         LOSSES                VALUE
                                                                      ------------      -----------------
AVAILABLE-FOR-SALE
  U.S. Treasury and other U.S. government agencies
     obligations
          U.S. Treasury securities                                      $     (41)       $       1,317,881
  State and political subdivisions of the United States
          Student loan revenue bonds
                                                                             (431)                 206,380
  Asset-backed and other securities
          Asset-backed securities                                            (167)               4,649,625
          Variable corporate bonds                                             --                  635,414
          Commercial paper                                                     --                   24,395
                                                                        ---------        -----------------
     Total available-for-sale investment securities
                                                                        $    (639)       $       6,833,695
                                                                        =========        =================
HELD-TO-MATURITY
  Other                                                                 $    (267)       $         601,745
                                                                        =========        =================


        The Company sold available-for-sale securities with a carrying value of $1.4 billion, $2.6 billion and $4.6 billion for the six months ended June 30, 1997 and 1996 and for the year ended December 31, 1996, respectively. The fair market value of U.S. Treasury securities is adjusted for unrealized gains and losses on interest rate swaps, which are held to reduce interest rate risk related to these securities ($29.2 million and $19.5 million of unrealized gains at June 30, 1997 and December 31, 1996, respectively).

        As of June 30, 1997 and December 31, 1996, stated maturities and maturities if accelerated to the put or call dates for investments are shown in the following table:

                                                                                JUNE 30, 1997
                                                ---------------------------------------------------------------------------
                                                     HELD-TO-MATURITY                      AVAILABLE-FOR-SALE
                                                -------------------------   -----------------------------------------------
                                                                                                           MATURITY TO
                                                          STATED                    STATED                   PUT OR
      YEAR OF MATURITY                                   MATURITY                  MATURITY                 CALL DATE
----------------------------                    -------------------------   ----------------------   ----------------------
1997........................................          $       82,171           $        571,292         $        571,292
1998........................................                  13,678                    342,283                  392,614
1999........................................                  10,073                    531,107                  490,166
2000........................................                 103,564                    301,554                  311,621
2001........................................                   5,357                    950,096                  965,088
2002-2006...................................                  45,100                  2,352,269                2,336,199
After 2006..................................                 324,633                  2,736,446                2,718,067
                                                      --------------           ----------------         ----------------
                                                      $      584,576           $      7,785,047         $      7,785,047
                                                      ==============           ================         ================

                                                                            DECEMBER 31, 1996
                                                ------------------------------------------------------------------------------
                                                   HELD-TO-MATURITY                          AVAILABLE-FOR-SALE
                                                ----------------------        ------------------------------------------------
                                                                                                                MATURITY TO
                                                        STATED                        STATED                      PUT OR
      YEAR OF MATURITY                                 MATURITY                      MATURITY                    CALL DATE
----------------------------                    ----------------------        ----------------------      --------------------
1997........................................        $      106,823               $        216,807            $        275,955
1998........................................                12,493                        278,153                     278,528
1999........................................                 9,229                        532,975                     488,182
2000........................................               102,879                        142,401                     150,981
2001........................................                 4,721                      1,059,148                   1,073,776
2002-2006...................................                46,058                      2,534,058                   2,514,787
After 2006..................................               319,684                      2,070,153                   2,051,486
                                                    --------------               ----------------            ----------------
                                                    $      601,887               $      6,833,695            $      6,833,695
                                                    ==============               ================            ================


7.  SHORT-TERM BORROWINGS

        Short-term borrowings have an original or remaining term to maturity of one year or less. The following tables summarize outstanding short-term notes at June 30, 1997, and December 31, 1996, the weighted average interest rates at the end of each period, and the related average balances, weighted average interest rates and weighted average effective interest rates, which include the effects of related off-balance sheet financial instruments (see Note 10) during the periods.


                                                                         AT JUNE 30, 1997
                                                              --------------------------------------

                                                                                        WEIGHTED
                                                                                         AVERAGE
                                                                     ENDING             INTEREST
                                                                     BALANCE              RATE
                                                              -------------------       ------------
Six month floating rate notes.............................    $         2,749,528           5.34%
Other floating rate notes.................................              2,800,789           5.36
Discount notes............................................              4,237,503           5.76
Fixed rate notes..........................................              6,820,497           5.94
Securities sold -- not yet purchased
  and repurchase agreements...............................                 74,906           5.95
Short-term portion of long-term
  notes...................................................              9,166,848           5.57
                                                              -------------------       --------
Total short-term notes....................................    $        25,850,071           5.65%
                                                              ===================       ========
Maximum outstanding at any month end......................    $        29,084,281
                                                              ===================

                                                                                SIX MONTHS ENDED JUNE 30, 1997
                                                              ------------------------------------------------------------
                                                                                                                 WEIGHTED
                                                                                           WEIGHTED               AVERAGE
                                                                                            AVERAGE              EFFECTIVE
                                                                      AVERAGE              INTEREST              INTEREST
                                                                      BALANCE                RATE                  RATE
                                                               -------------------         ---------             ---------
Six month floating rate notes.............................    $          2,952,202            5.37%                 5.46%
Other floating rate notes.................................               2,522,616            5.35                  5.37
Discount notes............................................               6,046,055            5.38                  5.43
Fixed rate notes..........................................               5,033,317            5.98                  5.54
Securities sold-- not yet purchased
  and repurchase agreements...............................                 331,528            5.37                  5.37
Short-term portion of long-term
  notes...................................................              10,309,073            5.67                  5.51
                                                              --------------------        --------              --------
Total short-term notes....................................    $         27,194,791            5.60%                 5.48%
                                                              ====================        ========              ========


                                                                       AT DECEMBER 31, 1996
                                                              --------------------------------------

                                                                                        WEIGHTED
                                                                                         AVERAGE
                                                                     ENDING             INTEREST
                                                                     BALANCE              RATE
                                                              -------------------      --------------
Six month floating rate notes.............................    $         2,699,477           5.23%
Other floating rate notes.................................              2,188,722           5.25
Discount notes............................................              2,377,976           6.43
Fixed rate notes..........................................              3,964,777           6.01
Securities sold-- not yet purchased
  and repurchase agreements...............................                     --              --
Short-term portion of long-term
  notes...................................................             11,286,675           5.55
                                                              -------------------       --------
Total short-term notes....................................    $        22,517,627           5.66%
                                                              ===================       ========
Maximum outstanding at any month end......................    $        25,271,494
                                                              ===================

                                                                                YEAR ENDED DECEMBER 31, 1996
                                                              -------------------------------------------------------------
                                                                                                                 WEIGHTED
                                                                                          WEIGHTED                AVERAGE
                                                                                           AVERAGE               EFFECTIVE
                                                                     AVERAGE              INTEREST               INTEREST
                                                                     BALANCE                RATE                   RATE
                                                               -------------------       ----------             -----------
Six month floating rate notes.............................     $        2,485,322            5.32%                  5.42%
Other floating rate notes.................................              2,088,347            5.43                   5.35
Discount notes............................................              3,072,019            5.31                   5.36
Fixed rate notes..........................................              1,211,197            6.07                   5.53
Securities sold-- not yet purchased
  and repurchase agreements...............................                165,792            4.93                   4.93
Short-term portion of long-term
  notes...................................................             11,956,008            5.75                   5.45
                                                               ------------------        --------               --------
Total short-term notes....................................     $       20,978,685            5.61%                  5.43%
                                                               ==================        ========               ========

         At June 30, 1997 and December 31, 1996, the short-term portion of long-term notes included issues totaling $778 million and $771 million, respectively, which require the payment of interest and principal in foreign currencies. At December 31, 1996, the short-term portion of long-term notes also included issues totaling $80 million repayable in U.S. dollars, with principal repayment obligations tied to foreign currency exchange rates. To eliminate its exposure to the effect of currency fluctuations on these contractual obligations, the Company has entered into various foreign currency agreements with independent parties (see Note 10).

8.  LONG-TERM NOTES

        The following tables summarize outstanding long-term notes at June 30, 1997 and December 31, 1996, the weighted average interest rates and related notional amount of derivatives at the end of the periods, and the related average balances and weighted average effective interest rates, which include the effects of related off-balance sheet financial instruments (see Note 10), during the periods.



                                                                                          AT JUNE 30, 1997
                                                                  ----------------------------------------------------------------

                                                                                             WEIGHTED
                                                                                              AVERAGE               NOTIONAL
                                                                         ENDING              INTEREST                AMOUNT
                                                                         BALANCE               RATE              OF DERIVATIVES
                                                                  -------------------       ----------         -------------------
Floating rate notes:
  U.S. dollar denominated:
     Interest bearing, due 1998-2003..........................    $         7,158,424            5.33%         $        1,554,023
                                                                  -------------------        --------          ------------------
Fixed rate notes:
  U.S. dollar denominated:
     Interest bearing, due 1998-2018..........................             11,481,801            6.17                  18,646,147
     Zero coupon, due 1998-2022...............................                339,998            8.28                     362,772
  Dual currency, due 1998.....................................                251,487            7.63                     272,000
  Foreign currency:
     Interest bearing, due 1999-2000..........................                257,100            5.57                     496,209
                                                                  -------------------        --------          ------------------
Total fixed rate notes........................................             12,330,386            6.25                  19,777,128
                                                                  -------------------        --------          ------------------
Total long-term notes.........................................    $        19,488,810            5.91%         $       21,331,151
                                                                  ===================        ========          ==================


                                                                              SIX MONTHS ENDED
                                                                                JUNE 30, 1997
                                                                  -------------------------------------
                                                                                             WEIGHTED
                                                                                              AVERAGE
                                                                                             EFFECTIVE
                                                                         AVERAGE             INTEREST
                                                                         BALANCE               RATE
                                                                  --------------------      -----------
Floating rate notes:
  U.S. dollar denominated:
     Interest bearing, due 1998-2003..........................    $         7,472,062            5.46%
                                                                  -------------------        --------
Fixed rate notes:
  U.S. dollar denominated:
     Interest bearing, due 1998-2018..........................             12,131,991            5.60
     Zero coupon, due 1998-2022...............................                333,417            7.64
  Dual currency, due 1998.....................................                249,958            6.73
  Foreign currency:
     Interest bearing, due 1999-2000..........................                257,100            5.43
                                                                  -------------------        --------
Total fixed rate notes........................................             12,972,466            5.67
                                                                  -------------------        --------
Total long-term notes.........................................    $        20,444,528            5.59%
                                                                  ===================        ========


                                                                                      AT DECEMBER 31, 1996
                                                                  -------------------------------------------------------------

                                                                                            WEIGHTED
                                                                                             AVERAGE             NOTIONAL
                                                                         ENDING             INTEREST              AMOUNT
                                                                         BALANCE              RATE            OF DERIVATIVES
                                                                  --------------------    ------------      --------------------
Floating rate notes:
  U.S. dollar denominated:
     Interest bearing, due 1998-2003..........................    $         8,844,825           5.27%       $        2,022,044
                                                                  -------------------       --------        ------------------
Fixed rate notes:
  U.S. dollar denominated:
     Interest bearing, due 1998-2018..........................             12,928,983           6.35                21,676,042
     Zero coupon, due 1998-2022...............................                326,875           8.25                   358,071
  Dual currency, due 1998.....................................                248,443           7.63                   272,000
  Foreign currency:
     Interest bearing, due 1999-2000..........................                257,100           5.34                   495,785
     Zero coupon, due 1997....................................                     --              --                       --
                                                                  -------------------       ---------       ------------------
Total fixed rate notes........................................             13,761,401           6.40                22,801,898
                                                                  -------------------       --------        ------------------
Total long-term notes.........................................    $        22,606,226           5.96%       $       24,823,942
                                                                  ===================       ========        ==================


                                                                                YEAR ENDED
                                                                             DECEMBER 31, 1996
                                                                  -------------------------------------
                                                                                              WEIGHTED
                                                                                               AVERAGE
                                                                                              EFFECTIVE
                                                                         AVERAGE              INTEREST
                                                                         BALANCE                RATE
                                                                  -------------------      ------------
Floating rate notes:
  U.S. dollar denominated:
     Interest bearing, due 1998-2003..........................    $        12,740,190            5.46%
                                                                  -------------------        --------
Fixed rate notes:
  U.S. dollar denominated:
     Interest bearing, due 1998-2018..........................             11,971,640            5.59
     Zero coupon, due 1998-2022...............................                304,990            7.68
  Dual currency, due 1998.....................................                245,569            6.65
  Foreign currency:
     Interest bearing, due 1999-2000..........................                577,592            5.31
     Zero coupon, due 1997....................................                183,647            5.42
                                                                  -------------------        --------
Total fixed rate notes........................................             13,283,438            5.64
                                                                  -------------------        --------
Total long-term notes.........................................    $        26,023,628            5.55%
                                                                  ===================        ========

        At June 30, 1997 and December 31, 1996, the Company had outstanding long-term debt issues with call features totaling $13.8 billion and $14.1 billion, respectively. As of June 30, 1997 and December 31, 1996, the stated maturities and maturities if accelerated to the call dates for long-term notes are shown in the following table:


                                                                        JUNE 30, 1997
                                                        --------------------------------------------
                                                                STATED               MATURITY TO
       YEAR OF MATURITY                                        MATURITY               CALL DATE
 ----------------------------                           ---------------------  ---------------------
 1997.............................................       $                --    $        10,980,927
 1998.............................................                 4,010,521              3,824,302
 1999.............................................                 7,952,279              2,361,092
 2000.............................................                 4,206,943              1,683,893
 2001.............................................                 2,366,570                 79,200
 2002-2022........................................                   952,497                559,396
                                                         -------------------    -------------------
                                                         $        19,488,810    $        19,488,810
                                                         ===================    ===================


                                                                       DECEMBER 31, 1996
                                                        ----------------------------------------------
                                                                 STATED                MATURITY TO
       YEAR OF MATURITY                                         MATURITY                CALL DATE
 ----------------------------                           ----------------------   ---------------------
 1997.............................................        $                --     $        12,794,908
 1998.............................................                  7,466,131               5,510,293
 1999.............................................                  7,676,221               2,185,610
 2000.............................................                  4,077,772               1,483,972
 2001.............................................                  2,465,758                  79,200
 2002-2022........................................                    920,344                 552,243
                                                          -------------------     -------------------
                                                          $        22,606,226     $        22,606,226
                                                          ===================     ===================


9.  STUDENT LOAN SECURITIZATION

        For the first six months of 1997 and 1996 and for the year ended December 31, 1996 and in October 1995, SLM Funding Corporation, a wholly-owned special purpose finance subsidiary, purchased from the GSE and sold $4.5 billion, $3 billion, $6 billion and $1 billion, respectively, of student loans to trusts which issued floating rate student loan asset-backed securities in underwritten public offerings. At June 30, 1997 and December 31, 1996, securitized student loans outstanding totaled $10.0 billion and $6.3 billion, respectively.

        On July 23, 1997, the U.S. Department of Education decided that the 30 basis point annual offset fee which the GSE is required to pay on student loans which it owns does not apply to student loans that the GSE has securitized. The Department of Education had been under a court order since January 10, 1997 to announce its final position on the application of the offset fee on securitized loans by July 31, 1997. The GSE initially filed suit in the U.S. District Court for the District of Columbia in April 1995 challenging the Secretary of Education's attempt to apply the offset fee to securitized loans. The GSE prevailed, and the Court of Appeals ruled that the fee applies only to loans that the GSE owns and remanded the case to the District Court with instructions to remand the matter to the Secretary of Education. In addition, the Court of Appeals upheld the constitutionality of the offset fee, which applies annually with respect to the principal amount of student loans that the GSE holds on balance sheet and that were acquired on or after August 10, 1993.

        Based upon the favorable final ruling in this matter, the contingent gain of approximately $97 million pre-tax that had not been recognized in income through June 30, 1997 will now be released and recognized in income in the third quarter. All future securitization gains will be calculated without consideration of the offset fee.

10.  DERIVATIVE FINANCIAL INSTRUMENTS

Derivative Financial Instruments Held or Issued for Purposes Other than Trading

        The Company enters into three general types of interest rate swaps under which it pays the following: 1) a floating rate in exchange for a fixed rate (standard swaps); 2) a fixed rate in exchange for a floating rate (reverse swaps); and 3) a floating rate in exchange for another floating rate, based upon different market indices (basis/reverse basis swaps). At June 30, 1997, the Company had outstanding $19.3 billion, $1.1 billion, and $16.4 billion of notional principal amount of standard swaps, reverse swaps, and basis/reverse basis swaps, respectively. Of the Company's $36.8 billion of interest rate swaps outstanding at June 30, 1997, $35.7 billion was related to debt and $1.1 billion was related to assets. At December 31, 1996, the Company had outstanding $18.2 billion, $1.1 billion, and $17.8 billion of notional principal amount of standard swaps, reverse swaps, and basis/reverse basis swaps, respectively. Of the Company's $37.1 billion of interest rate swaps outstanding at December 31, 1996, $36 billion was related to debt and $1.1 billion was related to assets.

        The following tables summarize the ending balances of the borrowings that have been matched with interest rate swaps and foreign currency agreements at June 30, 1997 and December 31, 1996 (dollars in billions).

                                                                       AT JUNE 30, 1997
                                                     ---------------------------------------------------
                                                                                      SWAPS
                                                                         -------------------------------
                                                     BORROWINGS           STANDARD             REVERSE
                                                     ----------          ----------           ----------
SHORT-TERM NOTES
Six month floating rate notes.................       $      --           $      --          $        --
Other floating rate notes.....................              .3                  --                   --
Discount notes................................              --                  --                   --
Fixed rate notes..............................             6.0                6.0                    --
Securities sold-- not yet
  purchased and repurchase
  agreements..................................              --                  --                   --
Short-term portion of long-term
  notes.......................................             3.6                1.7                    --
                                                     ---------           --------           -----------
     Total short-term notes...................             9.9                7.7                    --
                                                     ---------           --------           -----------

LONG-TERM NOTES
Floating rate notes:
  U.S. dollar denominated:
     Interest bearing.........................             1.0                 .3                    --
Fixed rate notes:
  U.S. dollar denominated:
     Interest bearing.........................            10.9               10.9                    --
     Zero coupon..............................              .2                 .2                    --
  Dual currency...............................              .2                 .2                    --
  Foreign currency:
     Interest bearing.........................              .3                  --                   --
                                                     ---------           ---------          -----------
       Total long-term notes..................            12.6               11.6                    --
                                                     ---------           --------           -----------
       Total notes............................       $    22.5           $   19.3           $        --
                                                     =========           ========           ===========

                                                                       AT JUNE 30, 1997
                                                     ---------------------------------------------------------
                                                           SWAPS
                                                     ---------------
                                                                              FOREIGN
                                                         BASIS/              CURRENCY                TOTAL
                                                      REVERSE BASIS         AGREEMENTS            DERIVATIVES
                                                      -------------         ----------            -----------
SHORT-TERM NOTES
Six month floating rate notes.................         $      --              $    --              $     --
Other floating rate notes.....................                .5                   --                    .5
Discount notes................................                --                   --                    --
Fixed rate notes..............................               3.7                   --                   9.7
Securities sold-- not yet
  purchased and repurchase
  agreements..................................                --                   --                    --
Short-term portion of long-term
  notes.......................................               2.7                   .7                   5.1
                                                       ---------              -------              --------
     Total short-term notes...................               6.9                   .7                  15.3
                                                       ---------              -------              --------

LONG-TERM NOTES
Floating rate notes:
  U.S. dollar denominated:
     Interest bearing.........................               1.3                   --                   1.6
Fixed rate notes:
  U.S. dollar denominated:
     Interest bearing.........................               7.7                   --                  18.6
     Zero coupon..............................                .2                   --                    .4
  Dual currency...............................                .1                   --                    .3
  Foreign currency:
     Interest bearing.........................                .2                   .3                    .5
                                                       ---------              -------              --------
       Total long-term notes..................               9.5                   .3                  21.4
                                                       ---------              -------              --------
       Total notes............................         $    16.4              $   1.0              $   36.7
                                                       =========              =======              ========

                                                                       AT DECEMBER 31, 1996
                                                      ------------------------------------------------------
                                                                                      SWAPS
                                                                          ----------------------------------
                                                      BORROWINGS           STANDARD              REVERSE
                                                      ----------          -----------           ----------
SHORT-TERM NOTES
Six month floating rate notes.................        $      .3           $      --          $        --
Other floating rate notes.....................               .3                  --                   --
Discount notes................................               --                  --                   --
Fixed rate notes..............................              3.4                3.4                    --
Securities sold-- not yet
  purchased and repurchase
  agreements..................................               --                  --                   --
Short-term portion of long-term
  notes.......................................              4.5                1.8                    --
                                                      ---------           --------           -----------
     Total short-term notes...................              8.5                5.2                    --
                                                      ---------           --------           -----------

LONG-TERM NOTES
Floating rate notes:
  U.S. dollar denominated:
     Interest bearing.........................              1.4                 .3                    --
Fixed rate notes:
  U.S. dollar denominated:
     Interest bearing.........................             12.3               12.3                    --
     Zero coupon..............................               .2                 .2                    --
  Dual currency...............................               .2                 .2                    --
  Foreign currency:
     Interest bearing.........................               .3                  --                   --
     Zero coupon..............................               --                  --                   --
                                                      ---------           ---------          -----------
       Total long-term notes..................             14.4               13.0                    --
                                                      ---------           --------           -----------
       Total notes............................        $    22.9           $   18.2           $        --
                                                      =========           ========           ===========

                                                                            AT DECEMBER 31, 1996
                                                      ---------------------------------------------------------
                                                         SWAPS
                                                      -------------
                                                                                FOREIGN
                                                         BASIS/                CURRENCY                TOTAL
                                                      REVERSE BASIS           AGREEMENTS            DERIVATIVES
                                                      -------------          -----------            -----------
SHORT-TERM NOTES
Six month floating rate notes.................         $      .3               $    --              $      .3
Other floating rate notes.....................                .6                    --                     .6
Discount notes................................                --                    --                     --
Fixed rate notes..............................               2.2                    --                    5.6
Securities sold-- not yet
  purchased and repurchase
  agreements..................................                --                    --                     --
Short-term portion of long-term
  notes.......................................               3.2                    .9                    5.9
                                                       ---------               -------              ---------
     Total short-term notes...................               6.3                    .9                   12.4
                                                       ---------               -------              ---------

LONG-TERM NOTES
Floating rate notes:
  U.S. dollar denominated:
     Interest bearing.........................               1.8                    --                    2.1
Fixed rate notes:
  U.S. dollar denominated:
     Interest bearing.........................               9.3                    --                   21.6
     Zero coupon..............................                .1                    --                     .3
  Dual currency...............................                .1                    --                     .3
  Foreign currency:
     Interest bearing.........................                .2                    .3                     .5
     Zero coupon..............................                --                    --                     --
                                                       ---------               -------              ---------
       Total long-term notes..................              11.5                    .3                   24.8
                                                       ---------               -------              ---------
       Total notes............................         $    17.8               $   1.2              $    37.2
                                                       =========               =======              =========

        The following table summarizes the activity for the Company's interest rate swaps, foreign currency agreements and futures contracts held or issued for purposes other than trading for the year ended December 31, 1996 and the six months ended June 30, 1997 (dollars in millions).


                                                                           NOTIONAL PRINCIPAL
                                                               ---------------------------------------
                                                                                            FOREIGN              FUTURES
                                                                   INTEREST RATE           CURRENCY             CONTRACT
                                                                       SWAPS              AGREEMENTS             AMOUNTS
                                                               ------------------        -------------        -------------
Balance, December 31, 1995................................        $       36,180          $     1,484          $       180
  Issuances/Opens.........................................                14,571                   14                2,631
  Maturities/Expirations..................................               (13,369)                (310)                (708)
  Terminations/Closes.....................................                  (300)                  --               (1,925)
                                                                  --------------          -----------          -----------
Balance, December 31, 1996................................                37,082                1,188                  178
  Issuances/Opens.........................................                 4,840                    7                1,958
  Maturities/Expirations..................................                (5,094)                (160)                (510)
  Terminations/Closes.....................................                    --                   --                 (625)
                                                                  --------------          -----------          -----------
Balance, June 30, 1997....................                        $       36,828          $     1,035          $     1,001
                                                                  ==============          ===========          ===========

Interest Rate Swaps

        Net payments related to the debt-related swaps are recorded in interest expense. For the six months ended June 30, 1997 and 1996 and for the year ended December 31, 1996, the Company received net payments on all debt-related swaps reducing interest expense by $66 million, $89 million and $165 million, respectively.

        As of June 30, 1997 and December 31, 1996, stated maturities of interest rate swaps and maturities if accelerated to the put dates, are shown in the following table (dollars in millions). The maturities of interest rate swaps generally coincide with the maturities of the associated assets or borrowings.


                                                            JUNE 30, 1997                             DECEMBER 31, 1996
                                             -----------------------------------------   ----------------------------------------
                                                    STATED              MATURITY TO             STATED              MATURITY TO
      YEAR OF MATURITY                             MATURITY              PUT DATE              MATURITY              PUT DATE
----------------------------                 -------------------   -------------------   -------------------   ------------------
1997....................................        $       4,671         $      10,949         $       7,599         $      15,161
1998....................................                9,986                10,550                 7,102                 7,001
1999....................................               10,816                 8,100                10,541                 7,925
2000....................................                6,781                 4,760                 7,225                 4,560
2001....................................                3,135                 1,350                 3,235                 1,350
2002-2008...............................                1,439                 1,119                 1,380                 1,085
                                                -------------         -------------         -------------         -------------
                                                $      36,828         $      36,828         $      37,082         $      37,082
                                                =============         =============         =============         =============

Foreign Currency Agreements

        At June 30, 1997 and December 31, 1996, the Company had borrowings with principal repayable in foreign currencies of $1.0 billion. Such debt issuances were hedged by forward currency exchange agreements, foreign currency swaps, and options on currency exchange agreements. Such agreements typically mature concurrently with the maturities of the debt. At December 31, 1996, the Company also had borrowings repayable in U.S. dollars, with principal repayment obligations tied to foreign currency exchange rates of $80 million. At both June 30, 1997 and December 31, 1996, the Company had outstanding $1.0 billion of notional principal in foreign currency swaps. The following table summarizes the outstanding amount of these borrowings and their currency translation values at June 30, 1997 and December 31, 1996, using spot rates at the respective dates (dollars in millions).


                                                                                         JUNE 30, 1997          DECEMBER 31, 1996
                                                                                         -------------          -----------------
Carrying value of outstanding foreign currency debt...............................            $  1,035              $  1,108
Currency translation value of outstanding foreign currency
  debt............................................................................                 949                 1,002

Futures Contracts

        At June 30, 1997 and December 31, 1996, the Company sold the futures contracts that hedged approximately $1 billion and $178 million, respectively, of anticipated funding of the PLUS program.

Derivate Financial Instruments Held or Issued for Trading Purposes

        From time to time the Company maintains a small number of active trading positions in derivative financial instruments which are designed to generate additional income based on market conditions. Trading results for these positions were immaterial to the Company's financial statements for the six months ended June 30, 1997 and 1996. During December 1995, the Company entered into a derivative contract of $1.5 billion notional amount whose value is determined by both the market value and the yield of certain AAA rated variable rate asset-backed securities. The mark-to-market gain on this contract, which is included in gains/(losses) on sales of securities in the Consolidated Statements of Income, was $3 million and $2 million for the six months ended June 30, 1997 and 1996, respectively.

11.  FAIR VALUES OF FINANCIAL INSTRUMENTS

        The following table summarizes the fair values of the Company's financial assets and liabilities, including off-balance sheet financial instruments (dollars in millions):


                                                                    JUNE 30, 1997
                                                ----------------------------------------------------
                                                      FAIR            CARRYING
                                                     VALUE             VALUE          DIFFERENCE
                                                ---------------     -------------    ---------------
 EARNING ASSETS
 Student loans..............................     $      31,779      $     31,488       $      291
 Warehousing advances.......................             2,488             2,495               (7)
 Academic facilities
   financings...............................             1,358             1,353                5
 Cash and investments.......................            10,593            10,593               --
                                                 -------------      ------------       ----------
 Total earning assets.......................            46,218            45,929              289
                                                 -------------      ------------       ----------
 INTEREST BEARING
   LIABILITIES
 Short-term borrowings......................            25,827            25,850               23
 Long-term notes............................            19,385            19,489              104
                                                 -------------      ------------       ----------
 Total interest bearing
   liabilities..............................            45,212            45,339              127
                                                 -------------      ------------       ----------
 OFF-BALANCE SHEET
   FINANCIAL INSTRUMENTS
 Interest rate swaps........................               (41)               --              (41)
 Forward exchange agreements
   and foreign currency
   swaps....................................              (141)               --             (141)
 Warehousing advance
   commitments..............................                --                --               --
 Academic facilities financing
   commitments..............................                --                --               --
 Letters of credit..........................                --                --               --
                                                                                       ----------
 Excess of fair value over
   carrying value...........................                                           $      234
                                                                                       ==========


                                                                  DECEMBER 31, 1996
                                                --------------------------------------------------
                                                      FAIR            CARRYING
                                                     VALUE             VALUE          DIFFERENCE
                                                --------------     --------------    -------------
 EARNING ASSETS
 Student loans..............................     $      34,005      $     33,754       $      251
 Warehousing advances.......................             2,793             2,790                3
 Academic facilities
   financings...............................             1,473             1,473               --
 Cash and investments.......................             7,706             7,706               --
                                                 -------------      ------------       ----------
 Total earning assets.......................            45,977            45,723              254
                                                 -------------      ------------       ----------
 INTEREST BEARING
   LIABILITIES
 Short-term borrowings......................            22,457            22,518               61
 Long-term notes............................            22,519            22,606               87
                                                 -------------      ------------       ----------
 Total interest bearing
   liabilities..............................            44,976            45,124              148
                                                 -------------      ------------       ----------
 OFF-BALANCE SHEET
   FINANCIAL INSTRUMENTS
 Interest rate swaps........................               (21)               --              (21)
 Forward exchange agreements
   and foreign currency
   swaps....................................              (161)               --             (161)
 Warehousing advance
   commitments..............................                --                --               --
 Academic facilities financing
   commitments..............................                --                --               --
 Letters of credit..........................                --                --               --
                                                                                       ----------
 Excess of fair value over
   carrying value...........................                                           $      220
                                                                                       ==========

        At June 30, 1997 and December 31, 1996, substantially all interest rate swaps, foreign exchange agreements and foreign currency swaps were hedging liabilities.

12.  COMMITMENTS AND CONTINGENCIES

        Commitments outstanding are summarized below:


                                                                          JUNE 30, 1997               DECEMBER 31, 1996
                                                                      -------------------             -----------------
Student loan purchase commitments............................         $        19,548,570                $  15,845,821
Warehousing advance commitments..............................                   3,403,288                    2,367,288
Academic facilities financing commitments....................                      21,600                        9,930
Letters of credit............................................                   4,624,695                    3,743,892
                                                                      -------------------                    ---------
                                                                      $        27,598,153                $  21,966,931
                                                                      ===================                =============

        The following schedules summarize expirations of commitments outstanding at June 30, 1997 and December 31, 1996:


                                                          JUNE 30, 1997
                     ------------------------------------------------------------------------------------------
                                                                           ACADEMIC
                         STUDENT LOAN              WAREHOUSING            FACILITIES             LETTERS OF
                           PURCHASES                ADVANCES              FINANCINGS               CREDIT
                     --------------------     --------------------    ------------------     ------------------
1997.............     $        1,141,198        $          6,500        $          250        $              --
1998.............              2,284,320                 194,745                 9,650                   30,346
1999.............              6,656,026                  40,000                11,700                  167,428
2000.............              1,423,172                  52,387                    --                  266,313
2001.............                     --                      --                     0                  271,306
2002-2017........              8,043,854               3,109,656                     0                3,889,302
                      ------------------        ----------------        --------------        -----------------
    Total........     $       19,548,570        $      3,403,288        $       21,600        $       4,624,695
                      ==================        ================        ==============        =================



                                                         DECEMBER 31, 1996
                     ------------------------------------------------------------------------------------------
                                                                           ACADEMIC
                         STUDENT LOAN             WAREHOUSING             FACILITIES            LETTERS OF
                           PURCHASES               ADVANCES               FINANCINGS              CREDIT
                     --------------------    --------------------     ------------------    -------------------
1997.............     $        3,299,173       $        348,072           $     1,230        $         367,829
1998.............              1,793,359                172,647                    --                1,122,724
1999.............              4,367,745                103,609                 8,700                  861,630
2000.............                272,743                 34,859                    --                  826,690
2001.............                     --                     --                    --                  207,620
2002-2017........              6,112,801              1,708,101                    --                  357,399
                      ------------------       ----------------           -----------        -----------------
    Total........     $       15,845,821       $      2,367,288           $     9,930        $       3,743,892
                      ==================       ================           ===========        =================


13.  FEDERAL INCOME TAXES

        Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the company's deferred tax liabilities and assets as of June 30, 1997 and December 31, 1996 under the liability method are as follows:


                                                             JUNE 30, 1997              DECEMBER 31, 1996
                                                          ------------------            -----------------
Deferred tax liabilities:
  Leases..............................................     $         347,987                 $  351,093
  Unrealized investment gains.........................               185,569                    188,050
  Other...............................................                36,441                     32,669
                                                           -----------------                 ----------
                                                                     569,997                    571,812
                                                           -----------------                 ----------
Deferred tax assets:
  ExportSS operating costs............................                66,459                     68,874
  Student loan reserves...............................                50,173                     47,004
  In-substance defeasance transactions................                30,627                     30,788
  Asset valuation allowances..........................                24,490                     24,842
  Securitization transactions.........................                19,473                     13,076
  Other...............................................                34,440                     31,211
                                                           -----------------                 ----------
                                                                     225,662                    215,795
                                                           -----------------                 ----------
Net deferred tax liabilities..........................     $         344,335                 $  356,017
                                                           =================                 ==========

        Reconciliations of the statutory United States federal income tax rates to the Company's effective tax rate follow:


                                                                         THREE MONTHS                        SIX MONTHS
                                                                             ENDED                              ENDED
                                                                            JUNE 30,                           JUNE 30,
                                                                 -----------------------------       --------------------------
                                                                      1997            1996                1997          1996
                                                                 -------------   -------------       -------------  -----------
Statutory rate...............................................        35.0%           35.0%               35.0%          35.0%
Tax exempt interest and dividends received
  deduction..................................................        (3.7)           (3.8)               (3.3)          (3.5)
Other, net...................................................        (1.2)           (1.2)               (1.0)          (1.2)
                                                                  -------         -------             -------        -------
Effective tax rate...........................................        30.1%           30.0%               30.7%          30.3%
                                                                  =======         =======             =======        =======

        Federal income taxes paid were $73 million and $110 million, respectively, for the three and six months ended June 30, 1997 and $70 million and $109 million, respectively, for the three and six months ended June 30, 1996.

14.  QUARTERLY FINANCIAL INFORMATION (UNAUDITED)

                                                                                                1997
                                                                                  ---------------------------------
                                                                                       FIRST            SECOND
                                                                                      QUARTER           QUARTER
                                                                                  ---------------   ---------------
Net interest income.........................................................      $       199,026   $       207,461
Other income................................................................               75,940            78,055
Operating expenses..........................................................              101,559           115,283
Federal income taxes........................................................               54,570            51,069
Minority interest in net earnings of subsidiary ............................                2,674             2,673
                                                                                  ---------------   ---------------
Income before premiums on debt extinguished.................................              116,163           116,491
Premiums on debt extinguished, net of tax...................................                   --                --
                                                                                  ---------------   ---------------
Net income..................................................................      $       116,163   $       116,491
                                                                                  ===============   ===============
Earnings per common share before premiums on debt
  extinguished..............................................................      $          2.17   $          2.20
                                                                                  ===============   ===============
Earnings per common share...................................................      $          2.17   $          2.20
                                                                                  ===============   ===============

                                                                                                   1996
                                                                                  ----------------------------------
                                                                                        FIRST            SECOND
                                                                                       QUARTER           QUARTER
                                                                                  ---------------    ---------------
Net interest income.........................................................      $       232,679    $       219,561
Other income................................................................               21,754             27,899
Operating expenses..........................................................               98,773            100,145
Federal income taxes........................................................               47,968             44,340
Minority interest in net earnings of subsidiary ............................                2,673              2,674
                                                                                  ---------------    ---------------
Income before premiums on debt extinguished.................................              105,019            100,301
Premiums on debt extinguished, net of tax...................................               (4,792)                --
                                                                                  ---------------    ---------------
Net income..................................................................      $       100,227    $       100,301
                                                                                  ===============    ===============
Earnings per common share before premiums on debt
  extinguished..............................................................      $          1.82    $          1.79
                                                                                  ===============    ===============
Earnings per common share...................................................      $          1.74    $          1.79
                                                                                  ===============    ===============

                                                                                                   1996
                                                                                  --------------------------------
                                                                                       THIRD           FOURTH
                                                                                      QUARTER          QUARTER
                                                                                  ---------------  ---------------
Net interest income.........................................................      $       208,988  $       205,208
Other income................................................................               35,211           62,052
Operating expenses..........................................................              100,075          106,659
Federal income taxes........................................................               42,877           48,313
Minority interest in net earnings of subsidiary ............................                2,673            2,674
                                                                                  ---------------  ---------------
Income before premiums on debt extinguished.................................               98,574          109,614
Premiums on debt extinguished, net of tax...................................                   --               --
                                                                                  ---------------  ---------------
Net income..................................................................      $        98,574  $       109,614
                                                                                  ===============  ===============
Earnings per common share before premiums on debt
  extinguished..............................................................      $          1.79  $          2.01
                                                                                  ===============  ===============
Earnings per common share...................................................      $          1.79  $          2.01
                                                                                  ===============  ===============


15.  COLLEGE CONSTRUCTION LOAN INSURANCE ASSOCIATION

        In 1987, the Company assisted in creating the College Construction Loan Insurance Association ("Connie Lee"), a private, for-profit, stockholder-owned corporation, authorized by Congress to insure and reinsure educational facilities obligations. At both June 30, 1997 and December 31, 1996, the carrying value of the Company's investment in Connie Lee was approximately $44 million, and as of June 30, 1997 and December 31, 1996, through its ownership of preferred and common stock and through agreements with other shareholders, the Company effectively controlled 42 percent and 36 percent, respectively, of Connie Lee's outstanding voting stock. In February 1997, Connie Lee converted to a private, shareholder-controlled corporation pursuant to statutory provisions under Pub. L. No. 104-208 that required Connie Lee to repurchase shares of its stock owned by the U.S. government at a purchase price determined by an independent appraisal. On February 28, 1997 the Company loaned Connie Lee $18 million to repurchase the shares. On May 27, 1997 the term of this loan was extended to June 29, 1997 and on June 26, 1997, the loan was further extended to December 29, 1997.

         (c)  Exhibits

                      Exhibit No.                      Description
                      -----------                      -----------
                          2                Agreement and Plan of Reorganization
                                           by and among Student Loan Marketing
                                           Association ("Sallie Mae"), SLM
                                           Holding Corporation ("Registrant")
                                           and Sallie Mae Merger Company
                                           ("MergerCo").

                          23.1             Consent of Ernst & Young LLP

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

         Dated:  October 21, 1997

                              SLM HOLDING CORPORATION

                              By:  /s/  Mark G. Overend
                                   --------------------
                              Name:   Mark G. Overend
                              Title:  Vice President and Chief Financial Officer

                                EXHIBIT INDEX


                                                        Sequentially Numbered
 Exhibit No.             Description                             Page
-----------             -----------                     ---------------------
  2**             Agreement and Plan of Reorganization
                  by and among Student Loan Marketing
                  Association ("Sallie Mae"), SLM
                  Holding Corporation (the "Registrant")
                  and Sallie Mae Merger Company
                  ("MergerCo").

 23.1*            Consent of Ernst & Young LLP

---------------
*   Filed herewith
**  Previously filed